UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

Gateway Energy Corporation

(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:
$0.01 par value Common Stock

(2)	Aggregate number of securities to which transaction applies:
30,613,637 shares

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
$.0175 per share

(4)	Proposed maximum aggregate value of transaction:
$535,738.65

(5)	Total fee paid:
$73.07

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

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(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

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NOTICE OF ACTION BY WRITTEN CONSENT AND APPRAISAL RIGHTS

AND

INFORMATION STATEMENT

Gateway Energy Corporation

1415 Louisiana Street, Suite 4100

Houston, Texas 77002

September  , 2013

To the Stockholders of Gateway Energy Corporation:

This Information Statement is being furnished to you, as a holder of common stock, par value $0.01 (the “Common Stock”), of Gateway Energy Corporation (the “Company”) to inform you of (i) the approval by the Company’s Board of Directors (the “Board”), upon a recommendation of a Special Committee of the Board, at a meeting held on August 13, 2013 to adopt the Agreement and Plan of Merger (the “Merger Agreement”), a copy of which is attached hereto as Annex A, by and among the Company, Gateway Acquisition LLC. (“Merger Sub”) and Gateway Energy Holdings LLC (“Parent”), whereby the Company will merge with and into Merger Sub, with Merger Sub continuing as a wholly-owned subsidiary of Parent (the “Merger”), and (ii) the Company’s receipt on September  , 2013 of a written consent (the “Consent”) approving the Merger and the transactions contemplated by the Merger Agreement (together with the Merger, the “Merger Transactions”) by stockholders owning approximately 17,221,589 shares of Common Stock, representing approximately 56.25% of the 30,613,637 outstanding shares of Common Stock as of August 12, 2013. No other stockholder vote is required due to this representing a majority of the outstanding stock in the Company entitled to vote thereon. The resolutions adopted by the Board at its meeting on August 13, 2013 and the Consent give the Company the authority to effect the Merger Transactions. The effective date of the Merger Transactions will be on or after September     , 2013 (20 calendar days following the date this Information Statement is first mailed to the stockholders).

Stockholders of the Company who do not vote in favor of the proposal to adopt the Merger Agreement will have the right to seek appraisal of the fair value of their shares of Common Stock if they deliver a demand for appraisal before September     , 2013 and comply with all the requirements of Delaware law, which are summarized in this Information Statement and reproduced in their entirety in Annex B.  This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We urge you to read the entire accompanying information statement carefully. Please do not send in your Common Stock at this time. If the Merger is completed, you will receive instructions regarding the surrender of your Common Stock and payment for your shares of Common Stock.

This Information Statement is dated September       , 2013, and is first being mailed to our stockholders on or about September      , 2013.

Following the receipt of the Consent, no other stockholder vote is required. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the rules promulgated thereunder and the provisions of the General Corporation Law of the State of Delaware, solely for the purpose of informing stockholders of the Merger Transactions before they take effect and of their appraisal rights.

By order of the Board of Directors,

Frederick M. Pevow, Jr.

President and Chief Executive Officer

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TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS

SUMMARY OF TERMS OF MERGER TRANSACTIONS

Special Factors

Structure of the Merger

The Special Committee

Recommendation of the Special Committee and the Board

Position of the Acquiror Filing Persons as to the Fairness of the Merger

Conduct of the Business of the Company if the Merger is not Consummated

Interests of Certain Persons in the Merger

Material U.S Federal Income Tax Consequences

Accounting Treatment

The Parties

The Merger Agreement

Procedures for Exchange of Shares for Merger Consideration

Appraisal Rights

Questions

QUESTIONS AND ANSWERS ABOUT THE MERGER TRANSACTIONS

SPECIAL FACTORS

Background

Structure of the Merger

The Special Committee

Recommendation of the Special Committee and the Board of Directors

Reasons for the Merger

Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board

Position of the Acquiror Filing Persons as to the Fairness of the Merger

Certain Effects of the Merger

Plans for the Company After the Merger

Conduct of the Business of the Company if the Merger is not Consummated

Interests of Certain Persons in the Merger

Material Federal U.S. Income Tax Consequences

Rights of Stockholders Who Seek Appraisal

THE PARTIES

Gateway Energy Corporation

Gateway Energy Holdings, LLC

Gateway Acquisition Co.

Principal Stockholders

THE MERGER AGREEMENT

The Merger

Treatment of Shares of Company Stock and Equity Awards

Representations and Warranties

Company Material Adverse Effect Definition

Conditions to the Merger

Conduct Until the Merger

No Solicitation

Termination

Termination Fees

Amendment and Waiver

Indemnification

Expenses

APPRAISAL RIGHTS

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COSTS AND FINANCING OF THE MERGER TRANSACTIONS

PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

CONDUCT OF THE COMPANY’S BUSINESS AFTER THE MERGER TRANSACTIONS

FINANCIAL STATEMENTS

PRICE RANGE OF COMMON STOCK; DIVIDENDS

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

HOUSEHOLDING

ADDITIONAL INFORMATION

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Gateway Energy Corporation

1415 Louisiana Street, Suite 4100

Houston, Texas 77002

Notice of Action by Written Consent and Appraisal Rights

and

Information Statement

This Information Statement is being furnished to you, as a holder of common stock, par value $0.01 (“Common Stock”), of Gateway Energy Corporation, a Delaware corporation (the “Company,” or “we,” “us” or “our), to inform you of (i) the approval by our Board of Directors (the “Board”), upon a recommendation of a Special Committee of the Board (the “Special Committee”), at a meeting held on August 13, 2013 to adopt the Agreement and Plan of Merger (the “Merger Agreement”) among the Company, Gateway Acquisition Co. (“Merger Sub”) and Gateway Energy Holdings, LLC (“Parent”), whereby the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub surviving and changing its name to “Gateway Energy Company, LLC” (the “Surviving Company”), and (ii) our receipt on September  , 2013 of a written consent (the “Consent”) approving the Merger Agreement by stockholders owning approximately 17,221,589 shares of Common Stock, representing approximately 56.25% of the 30,613,637 outstanding shares of Common Stock as of August 12, 2013 (the “Record Date”).  The Board formed the Special Committee to assist in evaluating the fairness to our stockholders of the transactions contemplated by the Merger Agreement and to make a recommendation to the Board.  No other stockholder vote is required due to this representing more than a majority of the outstanding stock in the Company entitled to vote thereon. The resolutions adopted by the Board at its meeting on August 13, 2013 and the Consent give us the authority to effect the transactions contemplated by the Merger Agreement.

As contemplated by the Merger Agreement, and described in more detail below, each share of Common Stock (other than certain excluded shares and dissenting shares) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be canceled and extinguished and automatically converted into the right to receive $0.0175 per share (the “Merger Consideration”).  The following shares of Common Stock will not be entitled to the Merger Consideration: (i) shares held by Parent or Merger Sub or any of their respective wholly-owned subsidiaries, (ii) shares held by the Company or any wholly-owned subsidiary of the Company, (iii) shares held by any of the Company’s stockholders who are entitled to and properly exercise appraisal rights under Delaware law and (iv) shares held by the Principal Stockholders (defined below).

Parent, which is owned by Fredrick M. Pevow, Jr. (our President and Chief Executive Officer), John A. Raasch and John O. Niemann, Jr. (two members of the Board) and certain other stockholders of the Company (together, the “Principal Stockholders”), will be the sole stockholder of Surviving Company, moving the control of the Company’s assets to the current senior management team (and certain other investors) that have extensive knowledge of the Company’s operations.  We believe that this transaction creates new opportunities and flexibility and would generate several critical benefits that are urgently needed.  Parent, Merger Sub and the Principal Stockholders are sometimes collectively referred to in this Proxy Statement as the “Acquiror Filing Persons.”  As of the close of business on the Record Date, the Principal Stockholders beneficially own, in the aggregate, approximately 17,221,589 shares of the Common Stock, representing approximately 56.25% of the shares of the outstanding Common Stock.

The amount of the Merger Consideration was the result of negotiations between the Acquiror Filing Persons and their respective advisors, on the one hand, and the Special Committee and its advisors, on the other hand. Because of certain of the Principal Stockholders’ relationships with the Company and the Principal Stockholders’ ownership of Parent, the Board formed the Special Committee to represent the interests of the stockholders of the Company other than the Principal Stockholders.

Stockholders of the Company other than the Principal Stockholders will have the right to seek appraisal of the fair value of their shares of Common Stock if they deliver a demand for appraisal before September     , 2013 and comply with all the requirements of Delaware law, which are summarized in this Information Statement and reproduced in their entirety in Annex B.   This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 262 of the DGCL.

One of the primary intended effects of the Merger Agreement is to enable us to terminate the public registration of our Common Stock under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Provided that the Merger Transactions are completed, we will deregister our Common Stock with the Securities and Exchange Commission (the “Commission”) and we will no longer be required to file periodic reports with the Commission.

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WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Following the receipt of the Consent, no other stockholder vote is required. This Information Statement is being furnished to all of our stockholders pursuant to Section 14(c) of the Exchange Act, the rules promulgated thereunder and the provisions of the General Corporation Law of the State of Delaware, solely for the purpose of informing stockholders of the Merger Transactions before it takes effect and of their appraisal rights.

We urge you to read the entire accompanying information statement carefully. Please do not send in your Common Stock at this time. If the Merger is completed, you will receive instructions regarding the surrender of your Common Stock and payment for your shares of Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE TRANSACTION PASSED, UPON THE MERITS OR FAIRNESS OF THE TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS INFORMATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Information Statement is dated September       , 2013, and is first being mailed to our stockholders on or about September       , 2013.

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FORWARD-LOOKING STATEMENTS

Statements made in this Information Statement and other reports and proxy statements filed with the Commission, communications to stockholders, press releases and oral statements made by representatives of the Company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that relate to possible future events, our future performance, and our future operations.  In some cases, you can identify these forward-looking statements by the use of words such as “may,” “will,” “should,” “anticipates,” “believes,” “expects,” “plans,” “future,” “intends,” “could,” “estimate,” “predict,” “potential,” “continue,” or the negative of these terms or other similar expressions. These statements are only our predictions.  Actual results could differ materially from those projected in such forward-looking statements as a result of the risk factors set forth below in our reports filed with the Commission.  Therefore, we cannot guarantee future results, levels of activities, performance, or achievements.  We are under no duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to changes in our expectations.  Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties:

•         operating margins from our distribution systems;

•         transportation revenues from our gathering systems;

•         operating margins from our gathering systems;

•         successfully integrating acquisitions;

•         the level of general and administrative expenses in 2013;

•         our substantial indebtedness and history of operating losses;

•         our ability to finance the construction of new facilities;

•         actual volumes of natural gas dedicated to our gathering systems;

•         exposure to commodity price risk and pipeline abandonment liabilities;

•         competition from larger companies in our industry;

•         credit risk from key customers;

•         retaining key management;

•         increased regulatory requirements;

•         costs associated with maintaining land use rights;

•         finding new sources of capital to fund debt service and asset retirement obligations;

•         our business if we do not complete the Merger; and

•         future activities planned by our customers.

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SUMMARY OF TERMS OF MERGER TRANSACTIONS

The following summary, together with the “Questions and Answers about the Merger Transactions,” are intended only to highlight certain information contained elsewhere in this Information Statement. This summary and the question and answer section may not contain all the information that is important to you and the other stockholders. To more fully understand the proposed Merger and the terms of the Merger Agreement, you should carefully read this entire Information Statement, all of its Appendices and the documents referenced in this Information Statement. For instructions on obtaining more information, see “Additional Information.” The Company has included page number references in this summary to direct you to a more complete description of the topics presented in this summary.

Special Factors

 (see page 4)

For a description of the special factors considered in connection with the Merger Transactions, see “Special Factors.”

Structure of the Merger

 (see page 15)

Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub. After the Merger, Merger Sub will continue as the Surviving Company and as a wholly-owned subsidiary of Parent, and will change its name to “Gateway Energy Company, LLC”. Upon completion of the Merger, the Company will cease being a reporting company under the Exchange Act.

The Special Committee

 (see page 16)

The Board formed the Special Committee to assist in evaluating the fairness to our stockholders of the transactions contemplated by the Merger Agreement and to make a recommendation to the Board.   The members of the Special Committee are Messrs. David F. Huff and Perin Greg deGeurin. Mr. Huff is the Chairman of the Special Committee. The members of the Special Committee are not employees or directors of Parent or Merger Sub and are not employees of the Company. Both directors are “independent” pursuant to the requirements of the listing rules of the NASDAQ Stock Market. For more information, please see the sections entitled “Special Factors — Background,” “— Recommendation of the Special Committee and the Board,” and “— Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board.”

Recommendation of the Special Committee and the Board

 (see page 16)

The Board unanimously approved the Merger Agreement and the Merger, determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and the stockholders.  The Company believes that the Merger Agreement and the Merger are advisable, and are both procedurally and substantively fair and in the best interests of the Company and the stockholders. The Company’s belief is based upon the recommendation of the Special Committee and the Board, and the other factors described under “Special Factors — Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board.”

Position of the Acquiror Filing Persons as to the Fairness of the Merger

 (see page 16)

The Acquiror Filing Persons believe that the Merger is both procedurally and substantively fair to the Company’s unaffiliated stockholders, which are all of the Company’s stockholders excluding (1) the Principal Stockholders, (2) our other directors and executive officers, and (3) to the extent that they own shares of our Common Stock, affiliates of the Company (collectively, the “Unaffiliated Stockholders”). The Acquiror Filing Persons’ belief is based upon their knowledge and analysis of the Company, as well as the other factors described under “Special Factors — Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board” and “Special Factors — Position of the Acquiror Filing Persons as to the Fairness of the Merger.

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Conduct of the Business of the Company if the Merger is not Consummated

 (see page 19)

If the conditions of the Merger Agreement are not achieved, the Company will be unable to consummate the Merger. As a result, Meridian Bank may demand payment of its debt under our Loan Agreement, which would have a material adverse effect on our liquidity, business and financial condition and may result in our bankruptcy or the bankruptcy of our subsidiaries. For more information, please see “Special Factors — Background” and “— Conduct of the Business of the Company if the Merger is not Consummated.”

Interests of Certain Persons in the Merger

 (see page 20)

In considering the recommendation of the Special Committee and the Board with respect to the Merger, stockholders should be aware that the parties involved have interests that may present them with actual, potential or apparent conflicts of interest in connection with the Merger. The Board was aware of these actual, potential or apparent conflicts of interest and considered them along with other matters described in the sections entitled “Special Factors — Recommendation of the Special Committee and the Board” and “— Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board.”   For more on the interests of the Principal Stockholders, the Board and management, see “Special Factors – Interests of Certain Persons in the Merger.”

Material U.S Federal Income Tax Consequences

 (see page 21)

If you are a U.S. holder (defined in the section entitled “Special Factors – Material Federal U.S. Income Tax Consequences”), the receipt of cash in exchange for shares pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.  You generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (x) the amount of cash you receive and (y) your adjusted tax basis in the exchanged shares.

If you are a non-U.S. holder (defined in the section entitled “Special Factors – Material Federal U.S. Income Tax Consequences”), the receipt of cash in exchange for shares pursuant to the Merger will generally not be a taxable transaction to you for U.S. federal income tax purposes unless (i) you are an individual who is present in the United States for 183 or more days during the taxable year of such disposition and certain other conditions are met or (ii) the gain is effectively connected with your conduct of a trade or business in the United States, and, if required by an applicable tax treaty, also attributed to a permanent establishment maintained by you in the United States.

In connection with the Merger, the Company will recognize gain or loss equal to the difference between (i) the aggregate fair market value of the Company’s assets at the Effective Time, and (ii) the Company’s adjusted tax basis in the assets.

The Company strongly urges each stockholder to consult the stockholder’s own tax advisor as to the particular tax consequences to the stockholder as a result of the Merger, including the application of U.S. federal, state, local and foreign tax laws and possible changes in those laws.

Accounting Treatment

The Surviving Company will account for the Merger as a business combination using the purchase method of accounting for financial accounting purposes, whereby the estimated purchase price would be allocated to the assets and liabilities of Gateway Energy Corporation based on their relative fair values following FASB Accounting Standards Codification Topic 805, Business Combinations.

The Parties

 (see page 25)

Gateway Energy Corporation (see page 25)

The Company is engaged in the midstream energy business.  We own and operate natural gas distribution, gathering and transmission pipeline systems located onshore in the continental United States and offshore in federal and state waters of the Gulf of Mexico.  For the year ended December 31, 2012, all of our revenue was generated under contracts with either fee-based rates or back-to-back purchases and sales based on the same published monthly index price, of which all are renewed on an annual basis or on a long-term basis.

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The Common Stock is currently registered with the Commission under the Exchange Act and quoted on the Over-the-Counter Bulletin Board under the symbol “GNRG.”

The mailing address of the Company’s principal executive offices is 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, and the telephone number is (713) 336-0844.

Gateway Energy Holdings LLC (see page 26)

Parent was formed for the sole purpose of acquiring control of the Company. Parent has not engaged in any business except for activities incidental to its formation and in connection with the Merger and other transactions contemplated by the Merger Agreement. Parent was formed by, and currently is owned by, the Principal Stockholders. Of the Principal Stockholders, Mr. Pevow is our President and Chief Executive Officer and is a member of the Board, and Messrs. Raasch and Niemann are members of the Board.   The mailing address of Parent’s principal executive offices is 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, and the telephone number is (713) 336-0844.

Gateway Acquisition LLC (see page 27)

Merger Sub is a wholly-owned subsidiary of the Company. Merger Sub was formed for the purpose of entering into the Merger Agreement and consummating the Merger. Upon completion of the Merger, Merger Sub will change its name to “Gateway Energy Company, LLC”. Merger Sub has not conducted any activities to date other than those related to its formation and activities in connection with the Merger and the transactions contemplated by the Merger Agreement.  The mailing address of Merger Sub’s principal executive offices is 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, and the telephone number is (713) 336-0844.

Principal Stockholders (see page 27)

The Principal Stockholders are comprised of Fredrick M. Pevow, Jr. (our President and Chief Executive Officer), John A. Raasch and John O. Niemann, Jr. (two members of the Board) and certain other stockholders of the Company. The Principal Stockholders have agreed (i) to acquire Class A Units of Parent in exchange for a per unit purchase price of $0.0175 in order to fund a portion of the Merger Consideration and (ii) to acquire Class B Units of Holdings in exchange for the cancellation in the Merger of the shares of Common Stock owned by the Principal Stockholders, in each case, immediately prior to the Effective Time, pursuant to the terms of a Subscription, Exchange and Voting Agreement.  The Principal Stockholders are also parties to the Consent.  A copy of the form of Subscription, Exchange and Voting Agreement is attached as Annex C to this Information Statement.    For more information on the Principal Stockholders, see “Special Factors – Interests of Certain Persons in the Merger – The Principal Stockholders.”

The Merger Agreement

 (see page 28)

The Merger (see page 28)

Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub (the “Merger”). After the Merger, Merger Sub will continue as the Surviving Company and as a wholly-owned subsidiary of Parent, and will change its name to “Gateway Energy Company, LLC”. Upon completion of the Merger, the Company will cease being a reporting company under the Exchange Act.

Conditions to the Merger (see page 29)

The completion of the Merger is subject to, among other things, satisfaction or waiver (to the extent waiver is permitted by the Merger Agreement and applicable law) of the following conditions:

  lapse of 20 days after mailing of this Information Statement;
  no governmental entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any laws or orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by the Merger Agreement;
  all consents, approvals and other authorizations of any governmental entity required to consummate the Merger and the other Merger Transactions shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect (as defined under “The Merger Agreement”) or a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger Transactions;
  the accuracy, in all material respects as of the closing date of the Merger, of the representations and warranties of the parties to the Merger Agreement;
  the performance, in all material respects, by the parties to the Merger Agreement of their respective agreements, covenants and obligations thereunder; and
  the absence of any fact, event, change, development or set of circumstances that has had, individually or in the aggregate, a Company Material Adverse Effect.

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The Merger Consideration (see page 28)

Under the terms of the Merger Agreement, at the Effective Time, each share of Common Stock (other than certain excluded shares and dissenting shares) will be canceled and extinguished and automatically converted into the right to receive $0.0175 per share.   For information on the treatment of Company options and restricted stock, see “The Merger Agreement – Treatment of Shares of Company Stock and Equity Awards.”

No Solicitation (see page 30)

The Merger Agreement requires that the Company not, and not authorize or permit its directors, officers, employees, advisors and investment bankers, to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal (as defined in the Merger Agreement) or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or take certain other actions described under “The Merger Agreement — No Solicitation.”

Termination (see page 31)

The Merger Agreement may be terminated before the Merger is consummated, whether before or after approval by the stockholders, by mutual written agreement of Parent, Merger Sub and the Company. It may also be terminated if certain events occur as described under “The Merger Agreement – Termination.”

Expenses (see page 32)

Each party to the Merger will bear its own expenses, including, without limitation, financial advisor fees, legal fees, financing commitment fees, and printing and filing fees, to the extent such expenses are incurred by the party in connection with their respective obligations under the Merger Agreement. It is expected that any expenses of Parent or Merger Sub will become expenses of the Surviving Company after the Merger.

Procedures for Exchange of Shares for Merger Consideration

Promptly after the Effective Time, Parent or the Exchange Agent will mail a transmittal letter to each record holder of Common Stock as of the Effective Time containing instructions with respect to how to exchange certificates representing shares of Common Stock and uncertificated shares of Common Stock for the Merger Consideration. Stockholders must wait until they receive such instructions to exchange their certificates representing shares of Common Stock and uncertificated shares of Common Stock for the Merger Consideration. Such holders will need to review carefully and complete such materials and return them as instructed along with their certificates representing shares of Common Stock and uncertificated shares of Common Stock. Stockholders should not attempt to surrender any certificates representing shares of Common Stock and uncertificated shares of Common Stock until they receive these instructions. If your shares are held in “street name” by your bank or broker, you will not receive a letter of transmittal, but will receive instructions from your bank or broker as to how to receive the Merger Consideration in exchange for your shares through your bank or broker.

Do not attempt to surrender any certificates representing shares of Common Stock or uncertificated shares of Common Stock until you receive a letter of transmittal from Parent or the Exchange Agent or a communication from your bank or broker containing instructions for surrendering your certificates representing shares of Common Stock and uncertificated shares of Common Stock.

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Appraisal Rights

 (see page 33)

Stockholders are entitled to appraisal rights under the General Corporation Law of the State of Delaware (the “DGCL”) in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before September      , 2013. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 33 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C to this Information Statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

For more, see “Appraisal Rights.”

Questions

If you have questions about the Merger or would like additional copies of this Information Statement, you should contact the Company at 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, Attention: Investor Relations, telephone number (713) 336-0844.

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QUESTIONS AND ANSWERS ABOUT THE MERGER TRANSACTIONS

The following questions and answers briefly address some commonly asked questions about the Merger Transactions. They may not include all the information that is important to you. We urge you to read carefully this entire Information Statement.

Q.            What are the Merger Transactions?

A.            Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub. After the Merger, Merger Sub will continue as the Surviving Company and as a wholly-owned subsidiary of Parent. Upon completion of the Merger, the Company will cease being a reporting company under the Exchange Act, and the sole stockholder will be Parent. Upon completion of the Merger, the Surviving Company will be named “Gateway Energy Company, LLC.”

Under the terms of the Merger Agreement, at the Effective Time, each share of Common Stock (other than certain excluded shares and dissenting shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted

Q.            Why is the Company effecting the Merger Transactions?

A.            The Company’s purpose for engaging in the transactions contemplated by the Merger Agreement is for the stockholders to realize the value of their investment in the Company through their receipt of the Merger Consideration. The Board had considered similar transactions in the past, but none of the parties submitting offers in the past had been able to obtain verifiable financing in order to proceed to a definitive agreement. The determination to proceed with the Merger at this time affords stockholders an opportunity to dispose of their Common Stock at a fair price. See also “What will happen if the Merger Transactions are not completed?” below.

Q.            What will happen if the Merger Transactions are not completed?

A.            If the conditions of the Merger Agreement are not achieved, the Company will be unable to consummate the Merger. As a result, Meridian Bank may demand payment of its debt under our Loan Agreement, which would have a material adverse effect on our liquidity, business and financial condition and may result in our bankruptcy or the bankruptcy of our subsidiaries. For more information, please see “Special Factors — Background” and “— Conduct of the Business of the Company if the Merger is not Consummated.”

Q.            Will I be entitled to vote on the Merger Transactions?

A.            No. We have received the written consent of stockholders holding an aggregate of 56.25% of the issued and outstanding shares of the Common Stock. No special meeting of the stockholders is required under Delaware law because the requisite Consent for the adoption of the Merger and the Merger Transactions has been obtained and the vote of other stockholders is not necessary. See “Special Factors–Vote Required.”

Q.            What will I receive in the Merger?

A.            The shares of each holder of Common Stock other than the Principal Stockholders, as of the date of the Merger Agreement and until immediately prior to the Effective Time (including any heir or devisee of such stockholder holding such shares pursuant to the laws of descent and distribution in that stockholder’s domicile), issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive $0.0175 per share, without interest and less any applicable withholding taxes.

Q.            Who are the Principal Stockholders?

A.            Fredrick M. Pevow, Jr. (our President and Chief Executive Officer), John A. Raasch and John O. Niemann, Jr. (two members of the Board) and certain other stockholders of the Company are the Principal Stockholders.  Their background and certain other information is described under “Special Factors – Principal Stockholders.”

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Q.            What will the Principal Stockholders receive in the Merger Transactions?

A.            The Principal Stockholders have agreed (i) to acquire Class A Units of Parent in exchange for a per unit purchase price of $0.0175 in order to fund a portion of the Merger Consideration and (ii) to acquire Class B Units of Holdings in exchange for the cancellation in the Merger of the shares of Common Stock owned by the Principal Stockholders, in each case, immediately prior to the Effective Time, pursuant to the terms of a Subscription, Exchange and Voting Agreement.  A copy of the form of Subscription, Exchange and Voting Agreement is attached as Annex C to this Information Statement.

Q.            Was a special committee of the Board formed to review and negotiate the Merger Transactions?

A.            The Board formed the Special Committee to assist in evaluating the fairness to our stockholders of the transactions contemplated by the Merger Agreement and to make a recommendation to the Board.  The members of the Special Committee are Messrs. David F. Huff and Perin Greg deGeurin. Mr. Huff is the Chairman of the Special Committee. The members of the Special Committee are not employees or directors of Parent or Merger Sub and are not employees of the Company. Both directors are “independent” pursuant to the requirements of the listing rules of the NASDAQ Stock Market. For more information, please see the sections entitled “Special Factors — Background,” “— Recommendation of the Special Committee and the Board,” and “— Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board.”

Q.            Does the Board of Directors recommend the Merger Transactions?

A.            After careful consideration, and upon the recommendation of the Special Committee, the Board unanimously approved the adoption of the Merger Agreement and approval of the Merger and the other Merger Transactions. See the sections entitled “Special Factors — Recommendation of the Special Committee and the Board” and “— Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board.”

Q.            Do I have appraisal rights?

A.            Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before September  , 2013. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 33 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this Information Statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

Q.            Should I send my share certificates now?

A.            No. If the Merger is consummated, Parent or the Exchange Agent will send stockholders a transmittal form and written instructions for exchanging their share certificates for the cash consideration.

Q.            What are the conditions to the closing of the Merger?

A.            For a description of the conditions to the closing of the Merger, see “The Merger Agreement – Conditions to the Merger.”

Q.            May the Merger Agreement be terminated?

A.            For a description of the circumstances under which the Merger Agreement may be terminated, see “The Merger Agreement – Termination.”

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Q.            When is the Merger expected to be completed?

A.            The Company is working toward completing the Merger as quickly as possible and currently expects that the Merger will be completed in the fourth quarter of 2013, as promptly as practicable following the satisfaction or waiver of all of the conditions to the Merger contained in the Merger Agreement.

Q.            What are the U.S. federal income tax consequences of the Merger to me?

A.            If you are a U.S. holder (defined in the section entitled “Special Factors – Material Federal U.S. Income Tax Consequences”), the cash you receive for your shares of Common Stock generally will be taxable for U.S. federal income tax purposes.  If the cash received exceeds your adjusted tax basis in your shares of Common Stock, you will generally have capital gain for U.S. federal income tax purposes. In the event your adjusted tax basis exceeds the cash you receive for your shares of Common Stock, you will generally have a capital loss for U.S. federal income tax purposes.  For more detailed information regarding the U.S. federal income tax consequences to stockholders, including Non-U.S. Holders, see “Special Factors — Material U.S. Federal Income Tax Consequences.” You are also strongly encouraged to consult with your own tax professional for advice relating to your individual tax situation.

Q.            Who can answer my questions?

A.            If you have questions about the Merger or would like additional copies of this Information Statement, you should contact Gateway Energy Corporation, 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, Attention: Investor Relations, telephone number is (713) 336-0844.

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SPECIAL FACTORS

Background

We had available cash of $104,150 at June 30, 2013.  In addition, as of June 30, 2013, we had current debt obligations of $1,682,674 and current asset retirement obligations of $569,491.  Our current debt obligation of $1,682,674 as of June 30, 2013 consists of indebtedness outstanding under our Loan Agreement with Meridian Bank.  At June 30, 2013, we were not in compliance with some of the financial covenants of the Loan Agreement and have not received a waiver of this non-compliance.  Therefore, Meridian Bank has the right to exercise its remedies under the Loan Agreement and related security agreements, including declaring the outstanding balance of the loan immediately due and payable and foreclosing on substantially all of our assets.   In addition, on June 24, 2013, our wholly owned subsidiary, Gateway Offshore Pipeline Company, received notice from one of its customers demanding approximately $750,000 in damages.  The customer is alleging that its gas gathering agreement with Gateway Offshore Pipeline Company expired in December 2008 and is demanding a refund of all amounts paid thereafter (approximately $750,000).

Based on our cash position and projected cash flows from operations as of June 30, 2013, we will not have the ability to repay our existing debt obligations (including our $1,682,674 current debt obligation), the customer demand amount, committed capital expenditures or asset retirement obligations unless we are able to obtain additional financing or raise cash through other means, such as asset sales.  If we are unsuccessful in those efforts, if we are unable to successfully resolve the foregoing customer claim or if Meridian Bank exercises its right to declare the outstanding balance of the Loan Agreement immediately due and payable, we and/or our subsidiaries, including Gateway Offshore Pipeline Company, may be unable to continue our operations or be required to seek bankruptcy protection.

We have explored a range of alternatives to reduce indebtedness under the Loan Agreement and to reduce costs, including the cost burdens of being a publicly traded company.  Alternatives that have been considered include, as described in further detail below, using cash flow from operations or issuances of equity and debt securities, conversion into a limited liability company, amendments to the Loan Agreement and the sale of certain pipeline and pipeline facility assets.

On April 2, 2010, GEC Holding, LLC (“GEC Holdings”) and Frederick M. Pevow, Jr., who owns all of the outstanding capital stock of GEC, initiated a consent solicitation to (i) remove all members of our Board, other than John A. Raasch, and (ii) to elect Perin Greg deGuerin, David F. Huff, John O. Niemann, Jr. and Frederick M. Pevow, Jr. to our Board.

On June 1, 2010, we entered into an agreement with GEC Holdings and Mr. Pevow to resolve the consent solicitation, including among other matters, to remove the former members of the Board, other than Mr. Raasch, to appoint Messrs. deGeurin, Huff, Niemann, Pevow and VanderLinden to the Board and to reimburse GEC Holdings and Mr. Pevow for actual out-of-pocket fees and expenses incurred in the consent solicitation, up to a maximum of $300,000. On June 3, 2010, the Board appointed Mr. Pevow as our Chief Executive Officer and President.

Over the course of July 2012 and August 2012, we held discussions with various financial institutions and industry participants to finance an asset acquisition and lost two contracts with our customers due to the cessation of oil and gas production activities on our offshore pipelines which, in combination with the previous loss of customer contracts during the period from April 2011 to June 2012, constituted 50% of our offshore customer contracts as of March 2011. In late August 2012 and early September, 2012, we held discussions with Meridian Bank, during which they indicated a desire for us to raise an additional $300,000 in equity to amend our bank covenants and to reduce principal amortization requirements on our bank indebtedness for approximately six months.

At a Board meeting held on September 17, 2012, Mr. Pevow made a preliminary proposal to the Board to sponsor our conversion from a C corporation to a master limited partnership (“MLP”) (altogether an “MLP Conversion Transaction”). Among other matters, Mr. Pevow offered to invest up to approximately $631,000 at a price of $.015 per share to retire bank debt by at least $300,000, to finance transaction costs and to redeem all common stockholders owning less than 200,000 shares of Common Stock at a price of $.015 per share. During the meeting, Mr. Pevow also updated the Board on the deterioration of our offshore operations, increased current asset retirement obligations and our likely non-compliance with loan agreement covenants as of September 30, 2012.  At the end of the meeting, the Board directed Mr. Pevow to evaluate additional near-term strategic alternatives to the MLP Conversion Transaction, including asset sales, in order to satisfy Meridian Bank’s requests and to increase financial liquidity.

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On September 24, 2012, Mr. Pevow began contacting other companies to inquire of their interest in acquiring certain of our assets.  Over the course of approximately 10 months, from September 2012 and lasting until July 2013, we retained two asset brokers and held direct or indirect discussions with 17 third parties with respect to their interest in acquiring certain of our assets. All of those discussions were terminated due to lack of interest from third parties, insufficient price indications from third parties or a projected negative pro forma financial impact of a proposed asset sale transaction. None of the third parties offered, or responded to, definitive agreements needed to close an asset sale.

On September 28, 2012, the Company received another proposal from Mr. Pevow for the sale of our Commerce, Delmar and Tyson pipeline assets to Mr. Pevow for a price of approximately $2,350,000.  Mr. Pevow proposed the asset sale in order to enable us to retire substantially all of our bank indebtedness with Meridian Bank.  The asset sale would be part of a prospective agreement with Meridian Bank to amend our  covenants and principal amortization requirements.

On October 11, 2012, the Board formed a special committee (the “Asset Sale Special Committee”) consisting of David F. Huff, who was appointed as chairman of the Asset Sale Special Committee, John O. Niemann, Jr. and John A. Raasch.  The Asset Sale Special Committee was empowered to consider the proposal from Fredrick M. Pevow for the asset sale.

 Also on October 11, 2012, the Board formed a second special committee, consisting of John A. Raasch and Perin Greg deGeurin (the “Strategic Alternatives Special Committee”).  The Strategic Alternatives Special Committee was formed to explore and evaluate alternatives available to reduce the cost burdens of being a publicly traded company, including whether to terminate registration under the Exchange Act, and to evaluate other alternatives, including conversion into a limited liability company, which would provide the Company with greater access to capital in order to meet its present and future business needs. The Strategic Alternatives Special Committee decided to postpone its activities pending the outcome of an asset sale and a forbearance agreement or otherwise amended loan agreement with Meridian Bank.

Over the period from October 11, 2012 to December 12, 2012, the Asset Sale Special Committee met on five occasions. In late October 2012, the Asset Sale Special Committee informed Mr. Pevow that their valuation of the Delmar pipeline, and the time needed to obtain approval from the New York State PSC in the event of a sale, made a sale of the Delmar pipeline asset problematic.  On November 5, 2012, Mr. Pevow made a second proposal for the sale of our Commerce and Tyson pipelines to him for approximately $2,000,000.  The Asset Sale Special Committee responded to the second proposal with a counteroffer to sell the Commerce and Tyson pipelines for approximately $2,100,000 plus approximately $50,000 per year, payable by Mr. Pevow to us, for management services to be provided by us with respect to the Commerce and Tyson pipeline systems. On November 30, 2013, Mr. Pevow submitted a scaled back asset sale proposal, including only the Tyson pipelines accompanied by a term sheet from Meridian Bank indicated their interest in financing the sale of the Tyson pipeline assets.

On December 12, 2012, our wholly owned subsidiary, Gateway Pipeline USA Corporation (“Gateway Pipeline USA”) entered into an asset sales agreement with GEC Holdings, pursuant to which Gateway Pipeline USA agreed to sell certain assets, including certain pipelines and pipeline facilities located in Guadalupe and Shelby Counties, Texas, Miller County, Arkansas and Pettis County, Missouri, as well as certain surface contracts, commercial contracts and records related to the operation of the facilities (the “Pipeline Assets”) to GEC Holdings for $1,100,000.  All of the issued and outstanding capital stock of GEC Holdings is owned by Frederick Pevow, who, in addition to being our Chief Executive Officer and a member of our board, is also a director of Gateway Pipeline USA.  Additionally, Fredrick Pevow is the acting President of GEC Holdings.  The asset sales agreement provided for a mechanism pursuant to which interested third party buyers could present superior proposals for the Pipeline Assets to the Asset Sale Special Committee.  Between December 12, 2012 and December 31, 2012, three parties indicated their interest in the Pipeline Assets but none decided to make firm proposals.

On January 11, 2013, at the Board’s request, Mr. Pevow met with the chief executive officer of an unaffiliated third party in response to a letter that such third party sent to the Asset Sale Special Committee on December 17, 2012, indicating an interest in acquiring us. At the meeting, the chief executive officer of the unaffiliated third party did not clarify the price, structure and timing of closing such transaction and indicated that the third party and its affiliates might form an MLP and revisit a transaction with us after its MLP formation.

Shortly after the meeting between Messrs. Pevow and the unaffiliated third party, Brady E. Crosswell, a former principal of Crosscap Management, Inc., a long-term investor in us, called Mr. Pevow to ask for a meeting.  At the meeting, Mr. Pevow informed Mr. Crosswell that we faced near-term liquidity issues, primarily due to the decommissioning of offshore pipelines in early 2013. Mr. Crosswell indicated an interest in making an equity investment in us through an entity controlled by him named GreyCap Energy LLC (“GreyCap”), to improve our financial condition and liquidity. On January 21, 2013, Mr. Crosswell wrote a letter to our Board proposing to invest $250,000 in us at a price of $.03 per share of Common Stock.

On February 13, 2013, we closed three transactions in order to improve our financial condition and liquidity.  We closed the assets sales agreement related to the sale of the Pipeline Assets to GEC Holdings for $1,100,000.  We also closed on a fifth amendment to our loan agreement with Meridian Bank, pursuant to which certain financial maintenance covenants were amended, such that we are required to maintain a debt to tangible net worth ratio less than or equal to 3.5 to 1.0 as of the end of the each fiscal quarter, a debt service coverage ratio greater than 1.5 to 1.0 and a current ratio of 1.25 to 1.0.  We also closed on a subscription agreement with GreyCap, pursuant to which GreyCap acquired 6,250,000 shares of Common Stock at a price of $.04 per share for an aggregate purchase price of $250,000.

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On March 21, 2013, GreyCap made a preliminary and non-binding proposal to the Strategic Alternatives Special Committee to sponsor an MLP Conversion Transaction. GreyCap’s proposal contemplated an investment of $400,000 to finance transaction costs and to redeem all common stockholders owning less than 100,000 shares of Common Stock at a price of $.04 per share.

After deliberation by our Strategic Alternatives Special Committee and recommendation to our Board, we responded to GreyCap that we would be willing to proceed with an MLP Conversion Transaction sponsored by GreyCap at a redemption price of $.06 per share to non-participating stockholders, subject to the negotiation of definitive agreements.

On May 1, 2013, we completed the decommissioning of one of our offshore pipelines at a significantly higher cost than the amount of our accrued offshore abandonment obligation (“ARO”) related to that pipeline.  On May 3, 2013 and May 6, 2013, we received more information that might increase the amount of our ARO accrual on two more of our offshore pipelines as of June 30, 2013. On May 6, 2013, we made a request of Geycap that they consider a $350,000 investment in our Common Stock in order to fund the potential increase in our ARO liabilities and enhance our financial liquidity, and provided Greycap with updated projections accounting for a potential increase in the amount to the current portion of our ARO liability.

On May 8, 2013, Greycap sent us a letter informing us that it would consider the $350,000 investment at a price of $.02 per share, contingent on our Board’s approval of its previously proposed MLP Conversion Transaction at a time when Greycap felt comfortable with our financial condition. Messrs. Crosswell and Pevow met on May 24, 2013 to conduct a detailed review of our financial projections.

On May 29, 2013, we received a notification from a customer claiming that their gas gathering agreement with our subsidiary, Gateway Offshore Pipeline Company, expired in December 2008 and that we had incorrectly invoiced them since that date.

On June 4, 2013, our Strategic Alternatives Special Committee formally responded to Greycap’s proposal of May 8, 2013, by proposing that Greycap commit to an invest $615,000, consisting of (i) $300,000 in equity capital at a price of $.03 per share and (ii) $315,000 to fund an MLP Conversion Transaction to redeem all common stockholders owning less than 100,000 shares of Common Stock at a price of $.03 per share. We further requested that Greycap make a firm commitment to invest the entire $615,000 and that Mr. Crosswell respond by June 7, 2013. On June 7, 2013, Mr. Crosswell requested that we give him until June 12, 2013 to respond.

On June 8, 2013, Mr. Pevow placed calls to certain of our large stockholders informing them that we had been working for some time on a going private transaction with an institutional investor and that the likelihood of completing a transaction with that investor on advantageous terms was uncertain. Mr. Pevow also informed those stockholders of our issues with our offshore pipeline subsidiary.  Several stockholders suggested we consider a going private transaction sponsored by our largest stockholders and Board members. On June 10, 2013, we contacted our counsel, Porter Hedges LLP, to solicit their advice on how to structure and effectuate a going private transaction and conversion to an master limited partnership or limited liability company.

On June 12, 2013, Mr. Crossswell sent Mr. Pevow an email declining an equity investment in us.

On June 17, 2013, we met with representatives of the bankruptcy practice of Porter Hedges LLP to discuss our potential offshore liabilities and to solicit advice with respect to bankruptcy alternatives available to Gateway Offshore Pipeline Company. We continue to pursue out-of-bankruptcy measures and to evaluate bankruptcy alternatives available to us to minimize our exposure to Gateway Offshore Pipeline Company liabilities.

On July 11, 2013, we received an unsolicited proposal from certain stockholders (including Frederick M. Pevow) to acquire all of the outstanding shares of common stock of the Company not already owned by such stockholders for $0.015 per share in cash.  Thereafter, the Board formed the Special Committee to act on behalf of the Company in respect of such acquisition proposal.  The Special Committee consisted of two members of the board of directors, David F. Huff and Perin Greg deGeurin, who are independent, and was chaired by Mr. Huff.  The Special Committee was empowered to consider, including the authority to pursue, abandon or reject, the proposal.  The Special Committee held its first meeting to consider the proposal immediately after being formed on July 11, 2013.

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On July 15, 2013, Mr. Huff had a discussion with a representative of Meridian Bank to discuss the Loan Agreement, which had matured on June 30, 2013.   Mr. Huff indicated that Meridian Bank's position was that, in the absence of a going-private transaction, it would explore all of its options, including foreclose on substantially all of our assets.

On July 16, 2013, the Special Committee held a meeting, including segments with and without Mr. Pevow, to discuss the proposal.  The Special Committee discussed Mr. Huff’s conversation with Meridian Bank and the financial models prepared by Mr. Pevow, which indicated that in the event of an orderly liquidation and a successful bankruptcy of Gateway Offshore Pipeline Company, a value in the range of $.02 to $.03 per share of Common Stock could be realized.  Mr. Pevow indicated that he did not believe an orderly liquidation could be completed. Without Mr. Pevow present, the members of the Committee discussed whether an orderly liquidation was feasible.

After considering all of the relevant factors, the Special Committee contacted Mr. Pevow on July 17, 2013, and proposed a Merger Consideration of $.02 per share, along with a fiduciary out in the event of a superior proposal and a termination fee of $50,000. On July 19, 2013, Mr. Pevow responded that the Participating Stockholders were willing to proceed with the Merger and Merger Transactions at a Merger Consideration of $.0175 per share of Common Stock, subject to definitive agreements.

On July 26, 2013, the Participating Stockholders filed an Schedule 13D, as amended and supplemented by an Amendment No. 1 to Schedule 13D filed August 5, 2013, disclosing that the Participating Stockholders had entered into Subscription, Exchange and Voting Agreements in favor of a merger transaction whereby Participating Stockholders: (i) would acquire Class A Units of Parent at a price of $0.0175 per Class A Unit in order to fund a portion of the Merger Consideration and (ii) exchange shares of common stock held by each Participating Stockholder for Class B Units of Parent, subject to the terms and conditions of a definitive merger agreement.

Following negotiations between the Participating Stockholders and the Special Committee regarding the terms of the Merger and the Merger Transactions, including the price to be paid per share of Common Stock, the Company entered into the Merger Agreement with Parent and Merger Sub on August 13, 2013, pursuant to which the Company will be merged with and into Merger Sub and, in such merger, each share of the Common Stock, subject to certain exceptions, will be converted into the right to receive $0.0175 in cash, without interest.

If the conditions of the Merger Agreement are not achieved, we will be unable to consummate the Merger and the Merger Transactions. As a result, Meridian may demand payment of its debt under the Loan Agreement, which would have a material adverse effect on our liquidity, business and financial condition and may result in our bankruptcy or the bankruptcy of our subsidiaries. Any actual or potential bankruptcy or liquidity crisis may materially harm our relationships with our customers, affiliates, employees, suppliers and other key business relationships and otherwise result in significant permanent harm to our ability to operate our business.  In such an event, our customers, affiliates, employees, suppliers and other key business relationships may determine that we are likely to face a potential bankruptcy or liquidity crisis and the harm to these relationships, our market share and other aspects of our business may occur immediately.

All of the conditions discussed above create a deficiency in short term and long term liquidity and raise substantial doubt about the Company’s ability to continue as a going concern.

Structure of the Merger

Pursuant to the Merger Agreement, the Company will merge with and into Merger Sub. After the Merger, Merger Sub will continue as the Surviving Company and as a wholly-owned subsidiary of Parent. Upon completion of the Merger, the Company will cease being a reporting company under the Exchange Act. Upon completion of the Merger, the Surviving Company will be named “Gateway Energy Company, LLC”.

Under the terms of the Merger Agreement, at the Effective Time, each share of Common Stock (other than certain excluded shares and dissenting shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive $0.0175 per share.

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The Special Committee

The Board formed the Special Committee to represent the interests of the stockholders in connection with the Merger. The members of the Special Committee are Messrs. David F. Huff and Perin Greg deGeurin. Mr. Huff is the Chairman of the Special Committee. The members of the Special Committee are not employees or directors of Parent or Merger Sub and are not employees of the Company. Both directors are “independent” pursuant to the listing rules of the NASDAQ Stock Market. For more information, please see the sections entitled “— Background,” “— Recommendation of the Special Committee and the Board,” and “— Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board.”

Recommendation of the Special Committee and the Board of Directors

The Special Committee unanimously approved the Merger Agreement and the Merger, determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its Unaffiliated Stockholders and recommended to the Board that it approve the Merger Agreement and the Merger.

The Board, acting upon the recommendation of the Special Committee, unanimously approved the Merger Agreement and the Merger and determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its Unaffiliated Stockholders.

Reason for the Merger

The Company

The Company’s purpose for engaging in the transactions contemplated by the Merger Agreement is for the stockholders to realize the value of their investment in the Company through their receipt of the Merger Consideration. The determination to proceed with the Merger at this time affords stockholders an opportunity to dispose of their Common Stock at a fair price to the Unaffiliated Stockholders.

Principal Stockholders

For Parent and Merger Sub, the purpose of the Merger is to effect the transactions contemplated by the Merger Agreement. For the Principal Stockholders, the purpose of the Merger is to allow them to own equity interests directly in Parent and indirectly in the Surviving Company, and to bear the rewards and risks of such ownership. The Principal Stockholders believe that it is best for the Surviving Company to operate as a privately held entity to allow the Surviving Company to focus on its long-term growth and continuing improvements to its business absent the regulatory burden imposed upon public companies, the distractions caused by the public equity market’s valuation of the Common Stock and certain competitive disadvantages relative to its competitors and peer companies.

The Principal Stockholders believe that structuring the transaction as a merger is preferable to other transaction structures because it (1) will enable Parent to accomplish its goals through a single transaction without the added time and expense of multiple transactions, (2) represents an opportunity for the stockholders to receive fair value for their shares, and (3) allows the Principal Stockholders to indirectly maintain their investment in the Surviving Company.

Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board

The Special Committee was formed to represent the interests of the stockholders. The Special Committee was not formed to act solely on behalf of our Unaffiliated Stockholders, and an unaffiliated representative was not retained to act solely on behalf of such stockholders for purposes of negotiating a transaction or preparing a report concerning the fairness of the transaction. Nevertheless, the Special Committee believes, for the reasons set forth below, that the Merger is both substantively and procedurally fair to our Unaffiliated Stockholders and is in the best interests of our stockholders generally. It further believes that sufficient procedural safeguards  were and will be present to ensure the fairness of the Merger to our Unaffiliated Stockholders.

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The Special Committee and the Board believe the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and the Unaffiliated Stockholders because, among other things:

  The Merger provides a liquidity event for a majority of record and beneficial stockholders that otherwise may not access the same liquidity due to the thinly-traded nature of the Common Stock;
  The Special Committee was appointed by the Board to represent the interests of the stockholders in connection with the Merger and consists of directors who do not have a commercial relationship with the Company and who are not employees of the Company;
  The Special Committee reviewed and analyzed the history of the Company and the viability of prior offers for a combination transaction that did not result in a consummated transaction;
  The Special Committee reviewed and analyzed solicited and unsolicited indications of interest from third parties to acquire certain of our assets, the combined effect those asset sales might have upon liquidation value, and the extent to which a controlled liquidation was a viable alternative;
  Liabilities arising from our wholly owned subsidiary, Gateway Offshore Pipeline Company, had materially increased and were causing financial liquidity issues;
  Our lender, Meridian Bank, had indicated to us that their refinancing of our bank debt was dependent on a transaction to decrease general and administrative costs;
  The Merger as proposed is the only transaction opportunity presented to the Company  that was determined by the Board to be viable enough to recommend to all stockholders, providing them with more cash consideration than generally available through trading in the ordinary course;
  The Principal Stockholders could eventually decide to divest their holdings in the Company, and the possibility that such sale could relate only to their own stake, in lieu of a sale transaction in which all stockholders would be entitled to participate, and that such a sale alone by the Principal Stockholders could potentially impact the economic interests of the Unaffiliated Stockholders.
  Following the Merger, and upon suspending reporting obligations under the Exchange Act, the Surviving Company expects to recognize cost savings related to compliance costs estimated to be, in the aggregate, up to $300,000 annually;
  The potential for a prompt completion of the Merger given the relationships with the Principal Stockholders and the limited conditions to closing;
  The structure of the Merger is an all-cash transaction by which stockholders will receive the cash Merger Consideration; and
  The availability of appraisal rights to the stockholders of the Company who are entitled to such rights and who comply with all of the requirements set forth in Section 262 of the DGCL for exercising such rights, which allow such holders to seek appraisal of the “fair value” of their shares of our Common Stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the Merger Consideration.

The Board also discussed certain factors relating to the Merger that are detrimental to the Company, its affiliates, and our Unaffiliated Stockholders, although our directors determined that these factors did not outweigh the reasons for approving and recommending the Merger. These factors include the following:

  The Board’s inability to solicit, initiate, encourage or take any other action to knowingly facilitate a takeover proposal from a third party once the Consent was received;
  The fact that the $0.0175 price per share will represent the maximum price per share receivable by stockholders of the Company pursuant to the Merger Agreement (subject to appraisal rights under Delaware law), and that the Company will cease to be a public company and its stockholders will no longer participate in any future earnings or growth of the Company and therefore will not benefit from any appreciation in the Company’s value, including any appreciation in value that could be realized as a result of improvements to operations;
  Although the Company will continue to exercise control and supervision over its operations prior to closing, the Merger Agreement prohibits the Company from taking a number of actions relating to the conduct of its business prior to the Closing without Parent’s consent, which may delay or prevent the Company from undertaking business opportunities that may arise during the pendency of the Merger, whether or not the Merger is completed;
  The $75,000 termination fee payable to Parent if the Merger Agreement is terminated under certain circumstances;
  The possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including any suit, action or proceeding in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement; and
  The interests that the Company’s directors and executive officers have with respect to the Merger that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in “—Interests of Certain Persons in the Merger”.

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Position of the Acquiror Filing Persons as to the Fairness of the Merger

Under the rules governing “going private” transactions, the Acquiror Filing Persons are required to express their beliefs as to the substantive and procedural fairness of the Merger to the Unaffiliated Stockholders. The Acquiror Filing Persons are making the statements included under this caption and with regard to the Unaffiliated Stockholders solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Acquiror Filing Persons’ views as to the substantive and procedural fairness of the proposed Merger are not intended and should not be construed as a recommendation to any stockholder as to any of the Merger Transactions.

The Acquiror Filing Persons believe the interests of the Unaffiliated Stockholders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of the Company’s legal advisors. The Acquiror Filing Persons were not members of the Special Committee and did not participate in the Special Committee’s unanimous recommendation to the full Board that the Board approve the Merger Agreement and the Merger. The Acquiror Filing Persons found persuasive the conclusions and unanimous recommendations of the Special Committee, as to the substantive and procedural fairness of the Merger to the stockholders, as described under “— Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board,” although, as described in “— Background,” neither Parent nor Merger Sub participated in the deliberations of the Special Committee regarding the substantive or procedural fairness of the Merger to the Unaffiliated Stockholders.

The Acquiror Filing Persons believe the Merger is substantively and procedurally fair to the Unaffiliated Stockholders on the basis of the factors described below. However, none of the Acquiror Filing Persons has performed or engaged a financial advisor to perform any independent valuation or other analysis solely for them to assist them in assessing the substantive and procedural fairness of the Merger to the Unaffiliated Stockholders. The Acquiror Filing Persons have not identified any separate or distinct reasons for entering into the transaction other than those previously stated.

In making their determination that the Merger is substantively fair to the Unaffiliated Stockholders, the Acquiror Filing Persons considered the following material positive factors, among others:

  The Merger provides a liquidity event for a majority of record and beneficial stockholders that otherwise may not access the same liquidity due to the thinly-traded nature of the Common Stock;
  The Merger Consideration represents a 16.7% premium to that initially proposed by certain members of the Acquiror Filing Persons on September 17, 2012;
  The Merger as proposed is the only transaction opportunity presented to the Company that was determined by the Board to be viable enough to recommend to all stockholders, providing them with more cash consideration than generally available through trading in the ordinary course;
  The structure of the Merger is an all-cash transaction by which stockholders will receive the cash Merger Consideration; and
  The availability of appraisal rights to the stockholders of the Company who are entitled to such rights and who comply with all of the requirements set forth in Section 262 of the DGCL for exercising such rights, which allow such holders to seek appraisal of the “fair value” of their shares of our Common Stock as determined by the Court of Chancery of the State of Delaware in lieu of receiving the Merger Consideration

The Acquiror Filing Persons have determined that the above analysis remains accurate, despite the fact that these determinations were made in early August 2013, as no material changes to the Company’s business since the original determination date have occurred that would necessitate an update to these analyses.

Certain Effects of the Merger

If the Merger is completed, the Company will merge with and into Merger Sub, with Merger Sub continuing as the Surviving Company and a wholly-owned subsidiary of Parent. At the Effective Time, the following will occur:

  each share of Common Stock (other than certain excluded shares and dissenting shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive $0.0175 per share;
  each share of Common Stock, including any shares held as treasury stock by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time (if any) shall be canceled and extinguished without any conversion thereof;
  each outstanding option to purchase shares will be canceled and the holder of each such option will be entitled to receive a cash payment equal to the excess of the $0.0175 per share cash Merger Consideration over the exercise price of such option, multiplied by the number of shares subject to the option (whether vested or unvested) immediately prior to the Effective Time, less any applicable withholding taxes; and
  each outstanding share of restricted stock will be canceled and the holder of each such restricted stock will be entitled to receive a cash payment equal to the Merger Consideration, multiplied by the number of restricted shares (whether vested or unvested) immediately prior to the Effective Time, less any applicable withholding taxes.

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If the Merger is completed, the benefit of the Merger to the stockholders is the cash payment for their shares. This cash payment ensures that all stockholders (other than certain excluded shares and dissenting stockholders) will receive the same amount for their respective shares, rather than taking the risks associated with attempting to sell their shares in the open market. While the stockholders will not benefit from any future earnings and growth of the Company, any increases in the value of the Company or any future dividends that may be paid, they will no longer bear the risk of any decreases in the value of the Company.

If the Merger is completed, the Surviving Company will be owned by Parent, which is owned by the Principal Stockholders. Following the Merger, the Principal Stockholders will, by virtue of their ownership of Parent, benefit from any future earnings and growth of the Surviving Company and will also bear the risk of any decrease in the value of the Surviving Company.

Plans for the Company After the Merger

After the Merger, Parent, Merger Sub and the Principal Stockholders expect that the business and operations of the Surviving Company will be continued substantially as they are currently being conducted by the Company and its subsidiaries prior to the Merger.

Frederick M. Pevow, Jr., our current President and Chief Executive Officer, will continue to serve in that office of the Surviving Company after the Merger and will be the sole Manager of the Parent after the Merger.

If the Merger is completed, the shares of the Common Stock will no longer trade on the Over-The-Counter Bulletin Board and the Company will no longer be an Exchange Act reporting company. Other than the foregoing, Parent, Merger Sub, the Company and the Principal Stockholders have no present plans or proposals involving the Surviving Company and its subsidiaries that relate to or would result in an extraordinary corporate transaction such as a merger, reorganization or liquidation, or a purchase, sale or transfer of a material amount of assets, or any other material change in the Surviving Company’s business.  However, after consummation of the Merger, Parent will review proposals or may propose the acquisition or disposition of assets or other changes in the Surviving Company’s business, corporate structure, capitalization or management that the Board considers to be in the best interest of the Surviving Company.

Conduct of the Business of the Company if the Merger is not Consummated

If the conditions of the Merger Agreement are not achieved, the Company will be unable to consummate the Merger. As a result, Meridian Bank may demand payment of its debt under our Loan Agreement, which would have a material adverse effect on our liquidity, business and financial condition and may result in our bankruptcy or the bankruptcy of our subsidiaries. Any actual or potential bankruptcy or liquidity crisis may materially harm our relationships with our customers, affiliates, employees, suppliers and other key business relationships and otherwise result in significant permanent harm to our ability to operate our business.  In such an event, our customers, affiliates, employees, suppliers and other key business relationships may determine that we are likely to face a potential bankruptcy or liquidity crisis and the harm to these relationships, our market share and other aspects of our business may occur immediately.   All of the conditions discussed above create a deficiency in short term and long term liquidity and raise substantial doubt about the Company’s ability to continue as a going concern.  For more information, please see “Special Factors — Background.”

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Interests of Certain Persons in the Merger

In considering the recommendation of the Special Committee and the Board with respect to the Merger, stockholders should be aware that the parties involved have interests that may present them with actual, potential or apparent conflicts of interest in connection with the Merger. The Board was aware of these actual, potential or apparent conflicts of interest and considered them along with other matters described in the sections entitled “— Recommendation of the Special Committee and the Board” and “— Fairness of the Merger; Reasons for the Recommendation of the Special Committee and the Board.”

The Principal Stockholders

The Principal Stockholders’ interests in the Merger are also different from, and in addition to, the interests of the Unaffiliated Stockholders. The Principal Stockholders, as the owners of Parent, will directly benefit by their acquisition of control because their control of the Surviving Company will provide them with control over any issues with regards to the Surviving Company.

The Principal Stockholders consist of: GreyCap Energy, LLC (“GreyCap”), Frederick M. Pevow, Jr., Crosscap Management, Inc., (“Crosscap”), Brady E. Crosswell (“B. Crosswell”), Henry Crosswell, IV (“H. Crosswell”), John A. Raasch, Christopher Robert Sis, John O. Niemann, Jr., Brett C. Rule, Steven Scheler, John E. O’Shea, Jr. and Chauncey J. Gundelfinger, Jr.

GreyCap and Crosscap are each limited liability companies organized under the laws of the State of Texas.  Their principal business is investments.  B. Crosswell is the Managing Director of Greycap and H. Crosswell is the President of Crosscap.

Mr. Pevow has served as President and Chief Executive Officer of the Company and as Chairman of the Board since June 2010.  Since March 2011, he has also served as interim Secretary and Treasurer.  Prior to June 2010 and since December 2008, Mr. Pevow was a private investor.  From February 2006 to December 2008, he was the president of Pevow and Associates, Inc., which provided investment and interim CFO consulting services to companies in the energy, power and chemicals industries.  He was the interim chief financial officer and a member of the board of directors of Texas Petrochemicals, Inc. from May 2004 to January 2006.  He was formerly a senior investment banker to the energy industry with Smith Barney Inc. and CIBC World Markets.

Messrs. Raasch and Niemann are also members of the Board.  Mr. Raasch was Senior Vice President of Wachovia Securities until his retirement on December 31, 2003 after 33 years of service. Mr. Raasch served as our Interim President and Chief Executive Officer from October 2004 through May 2005. Mr. Niemann is the president and chief operating officer of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide.

Mr. Sis is the owner of Sis Auto & Furniture Upholstery in Waite Park, Minnesota.

Mr. Rule is a private investor in Charlotte, North Carolina.

Mr. O’Shea is Managing Director with Tenaska Capital Management, a private equity firm.

Mr. Scheler was a member of the Board from 2005 through 2008. He is currently retired.

Mr. Gundelfinger is an insurance broker and owns his own brokerage company. Mr. Gundelfinger was a member of the Board from 2005-2008.

The Principal Stockholders have all agreed (i) to acquire Class A Units of Parent in exchange for a per unit purchase price of $0.0175 in order to fund a portion of the Merger Consideration and (ii) to acquire Class B Units of Holdings in exchange for the cancellation in the Merger of the shares of Common Stock owned by the Principal Stockholders, in each case, immediately prior to the Effective Time, pursuant to the terms of a Subscription, Exchange and Voting Agreement.  The Principal Stockholders are also parties to the Consent.  The Principal Stockholders, as the owners of Parent, will directly benefit by their acquisition of control because their control of the Surviving Company will provide them with control over any issues with regards to the Surviving Company.  A copy of the form of Subscription, Exchange and Voting Agreement is attached as Annex C to this Information Statement.

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Board and Management

Because Mr. Pevow is President and Chief Executive Officer of the Company and the Chairman of the Board, and Messrs. Raasch and Niemann are also members of the Board, and are among the owners of Parent, they have interests in the Merger that are different from, and in addition to, the interests of the other stockholders. The Principal Stockholders, as the owners of Parent, will directly benefit by their acquisition of control because their control of the Surviving Company will provide them with control over any issues with regards to the Surviving Company.

The following table sets forth, based on options and restricted stock outstanding as of August 30, 2013, the cash proceeds that each of the Company’s directors and executive officers would receive at the closing of the Merger in respect of the cash-out of those options and restricted stock (taking into account, for purposes of determining the cash proceeds in respect of vested and unvested stock options and restricted stock, respectively, any stock options that are expected to vest in accordance with their terms between the date of this Information Statement and the closing of the Merger). The amounts disclosed in the table below do not include any vested or unvested stock options with a per share exercise price equal to or greater than the Merger Consideration as those stock options will be cancelled for no consideration.

Name	Cash Payment for Vested Stock Options ($)	Cash Payment for Unvested Stock Options ($)	Cash Payment for Vested Restricted Stock ($)	Cash Payment for Unvested Restricted Stock ($)	Total Cash Payment (1) ($)
Non-Employee Directors:
John A. Raasch(2)	-	-	-	-	-
Perin Greg DeGeurin	-	-	-	$243.06	$243.06
David F. Huff	-	-	-	$243.06	$243.06
John O. Niemann, Jr.(2)	-	-	-	-	-

Named Executive Officers:
Fredrick M. Pevow, Jr.(2)	-	-	-	-	-
All Directors and Executive Officers as a Group (6 Persons)	-	-	-	$486.12	$486.12

(1)	Does not include value attributable to vested Common Stock owned outright by the director or executive officer.
(2)

Messrs. Raasch, Niemann and Pevow are Principal Stockholders and, as a result, will not receive cash proceeds at the closing of the Merger. For more information see “Special Factors – Principal Stockholders” and “The Parties – Principal Stockholders.”

Mr. Pevow does not have any agreement in place with us providing for severance or parachute payments.  Following the Merger, Mr. Pevow does not expect his compensation to change, although as the sole Manager of Parent, Mr. Pevow has the ability to raise his compensation over time.

In addition, the executive officers and directors of the Company may have interests in the Merger that are different from, or in addition to, those of the stockholders generally. These interests include the following:

  the Surviving Company will be required to maintain in effect for six years officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage, amounts of deductibles, if any, and amounts no less favorable than those of such policy in effect on the date of the Merger Agreement pursuant to the terms of the Merger Agreement the executive officers of the Company and its subsidiaries immediately prior to the Merger will serve as executive officers of Parent and/or its subsidiaries following completion of the Merger;
  Mr. Pevow, our President and Chief Executive Officer and a member of our Board of Directors, will be appointed to serve as the sole Manager of the Surviving Company and/or its subsidiaries following completion of the Merger; and
  continuing management would no longer be executive officers of a company responsible for satisfying the reporting obligations under the Exchange Act.

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Material Federal U.S. Income Tax Consequences

The following discussion is a general summary of the material federal income tax consequences to the Company and holders of Common Stock of the Merger.  This discussion is not a complete analysis of all of the potential U.S. federal income tax consequences relating thereto, nor does it address any estate and gift tax consequences or any tax consequences arising under any state, local or foreign tax laws.  This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), all as in effect as of this information statement.  These authorities may change, possibly retroactively, resulting in U.S. federal income tax consequences different from those discussed below.  No ruling has been or will be sought from the IRS with respect to the matters discussed below, and there can be no assurance that the IRS will not take a contrary position regarding the tax consequences of the Merger or that any such contrary position would not be sustained by a court.

This discussion is limited to holders of Common Stock who hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment).  This discussion does not address all U.S. federal income tax considerations that may be relevant to a holder of Common Stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Common Stock subject to special treatment under U.S. federal income tax laws, including, without limitation:

  insurance companies;
  banks or other financial institutions;
  mutual funds;
  tax-deferred or other retirement accounts;
  holders subject to the alternative minimum tax;
  partnerships, S corporations, or other pass-through entities;
  tax-exempt organizations;
  brokers, dealers or traders in securities, commodities or currencies;
  U.S. expatriates and certain former citizens or long-term residents of the United States;
  holders who hold their Common Stock as part of a hedge, straddle, or other risk reduction strategy or as part of a hedging or conversion transaction or other integrated investment;
  U.S. holders (as defined below) whose functional currency is not the U.S. dollar;
  non-U.S. holders (as defined below) owning (actually or constructively) more than five percent of the Common Stock at any time during the previous five years; and
  holders who will own, actually or constructively, ownership interests in Parent at the Effective Time.

In addition, this discussion does not address the U.S. federal income tax consequences to holders of Common Stock who acquired their shares through stock option or stock purchase plan programs or in other compensatory arrangements, or those who exercise appraisal rights under the DGCL.

WE URGE YOU TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL TAX CONSEQUENCES OF THE MERGER IN RESPECT OF YOUR PARTICULAR CIRCUMSTANCES, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL OR FOREIGN TAX LAWS.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Common Stock who is treated, for U.S. federal income tax purposes as:

  an individual citizen or resident of the United States;
  a corporation (or other entity taxed as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
  a trust if (i) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes; or
  an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner of Common Stock who is not a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) or a U.S. holder.

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If a partnership (or other entity taxed as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner in the partnership generally will depend on the status of the partner and upon the activities of the partnership.  Accordingly, partnerships that hold Common Stock and partners in such partnerships, including the Principal Stockholders, are urged to consult their tax advisors regarding the specific U.S. federal income tax consequences to them.

Consequences for the Company

                The Company intends to treat the Merger as a distribution of the Company’s assets in complete liquidation of the Company pursuant to Section 331 of the Code.  As a result, the Company will recognize gain or loss as if the Company’s assets were sold to the holders of Common Stock.  The gain or loss will be equal to the difference between (i) the fair market value of each asset at the Effective Time, and (ii) the Company’s adjusted tax basis in such asset at the Effective Time.

Consequences for Stockholders –U.S. Holders

Payments with Respect to Shares

The Company intends to treat amounts paid to holders of Common Stock pursuant to the Merger Agreement as full payment in exchange for their shares of Common Stock of the Company in a taxable transaction.  A holder of Common Stock generally will recognize gain or loss equal to the difference between (i) the amount of money received pursuant to the Merger, and (ii) such holder’s adjusted tax basis in the Common Stock exchanged for cash pursuant to the Merger.

Any such gain or loss will be computed on a “per share” basis, so that gain or loss is calculated separately for blocks of stock acquired at different dates for different prices.  The amounts received by a holder of Common Stock will be allocated proportionately to each share of stock.  Generally, gain or loss recognized by a holder of Common Stock in connection with the Merger will be capital gain or loss, and will be long-term capital gain or loss if the Common Stock has been held for more than one year and short-term capital gain or loss if the share has not been held for more than one year.  Long-term capital gain of non-corporate taxpayers may be subject to more favorable tax rates than ordinary income or short-term capital gain.  The deductibility of capital losses is subject to limitations.

                Information Reporting and Backup Withholding

Payments made to U.S. holders pursuant to the Merger generally will be subject to information reporting and may be subject to backup withholding.  To avoid backup withholding, U.S. holders that do not otherwise establish an exemption must complete and return the IRS Form W-9 included as part of the letter of transmittal, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding, provided that they appropriately establish an exemption.  Backup withholding is not an additional tax.  U.S. holders may use amounts withheld as a credit against their U.S. federal income tax liability or may claim a refund of any excess amounts withhold by timely filing a claim for refund with the IRS.

Consequences for Stockholders – Non-U.S. Holders

Payments with Respect to Shares

A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the receipt of money and property in exchange for shares pursuant to the Merger unless:

  the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment); or
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are met.

Unless a tax treaty applies otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a resident of the United States, and non-U.S. holders that are foreign corporations may also be subject to a 30% branch profits tax (or applicable lower treaty rate).  Gains described in the second bullet point above generally will be subject to U.S. federal income tax at a flat 30% rate, but may be offset by U.S. source capital losses.  Non-U.S. holders are urged to consult any applicable tax treaties that may provide for different rules.

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Information Reporting and Backup Withholding

Payments made to a non-U.S. holder pursuant to the Merger generally will be subject to information reporting and, in certain circumstances, backup withholding.  Non-U.S. holders generally can avoid backup withholding by providing a properly executed IRS Form W-8BEN (or an IRS Form W-8ECI if the non-U.S. holder’s gain is effectively connected with the conduct of a U.S. trade or business) or otherwise establishing an exemption.  Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the IRS in a timely manner.

Rights of Stockholders Who Seek Appraisal

Stockholders are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your shares of Common Stock determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the Merger Consideration if you follow exactly the procedures specified under the DGCL. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the amount you would have received under the Merger Agreement.

To exercise your appraisal rights, you must submit a written demand for appraisal to the Company before September      , 2013. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 33and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex B to this Information Statement. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or other nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors promptly.

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THE PARTIES

Gateway Energy Corporation

General

The Company is engaged in the midstream energy business.  We own and operate natural gas distribution, gathering and transmission pipeline systems located onshore in the continental United States and offshore in federal and state waters of the Gulf of Mexico.  For the year ended December 31, 2012, all of our revenue was generated under contracts with either fee-based rates or back-to-back purchases and sales based on the same published monthly index price, of which all are renewed on an annual basis or on a long-term basis.

The Common Stock is currently registered with the Commission under the Exchange Act and quoted on the Over-the-Counter Bulletin Board under the symbol “GNRG.”

Business Strategy

Our primary business objective is to achieve profitable and sustainable growth in the midstream energy business. We intend to achieve this objective by executing the following business strategies:

  Expanding our natural gas activities. We seek to increase the stability of our cash flow by expanding our natural gas midstream activities.  Since October 2010, we have added six new pipelines to our core Waxahachie system (four of which we subsequently sold effective February 7, 2013), all of which serve industrial end users of natural gas pursuant to long-term, fixed fee or fee-based contracts. We intend to expand and diversify the scope of our natural gas midstream activities by adding new industrial plants, power plants, municipal utilities and producers as customers.

  Minimizing commodity price exposure. Where possible, we intend to continue to pursue fixed fee, fee-based service agreements or back-to-back purchase and sale contracts, which allow us to minimize significant direct commodity price exposure.

  Emphasizing long-term contracts. Where possible, we intend to continue to structure long-term contracts in order to increase our cash flow horizon.  Our current contracts related to our natural gas distribution and transmission activities are all renewed on an annual basis or on a long-term basis.  Our current contracts related to our natural gas gathering activities are all “life of lease”.  When evaluating acquisitions or the construction of new pipelines, we will consider the length of the prospective contract when determining whether or not to proceed.

  Pursuing strategic acquisitions. We intend to continue pursuing strategic acquisitions of midstream assets and companies that would diversify and extend our geographic, customer and business profile and provide visible organic growth opportunities for us.  Since October 2010, we have acquired six pipelines (four of which we subsequently sold effective February 7, 2013) in three separate transactions.

  Pursuing the construction of new pipelines.  We plan to evaluate the construction of new pipeline systems.  Many of the construction opportunities we seek will provide direct service from large diameter pipelines to end users.  In particular, we seek to leverage a growing base of relationships with natural gas end users and marketers.

Properties

Onshore Pipeline Systems

As of December 31, 2012, we owned the following active onshore pipeline systems in the continental United States (note that the Tyson Pipeline Systems were subsequently sold on February 7, 2013, to a company owned by Mr. Pevow):

  Waxahachie Pipeline System: a 2 to 6-inch diameter, fourteen-mile delivery system that transports natural gas for sale to industrial users in Waxahachie, Ellis County, Texas.

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  Tyson Pipeline Systems: four 4-inch diameter pipelines between one and five miles in length that deliver natural gas into poultry processing and rendering plants owned by Tyson Foods, Inc. The pipelines are located in Center, Texas; Seguin, Texas; Texarkana, Arkansas; and Sedalia, Missouri.

  Delmar Pipeline: a 3-inch diameter, 3,000 feet pipeline that transports natural gas to an Owens Corning plant in Delmar, Albany County, New York.

  Madisonville Pipeline: a 10-inch diameter, ten mile pipeline located near Madisonville, Madison County, Texas which transports natural gas from the Madisonville treating facility to two major pipelines.

  Hickory Creek Pipeline System: a gathering system located in Denton County, Texas in the core area of the Barnett Shale and currently servicing two significant producers.  There are currently fifteen producing wells connected to this system.

  Commerce Pipeline: a 4-inch diameter, three mile pipeline that transports natural gas to a Hydro Aluminum plant in Commerce, Hunt County, Texas.

Offshore Pipeline Systems

Gateway Offshore Pipeline Company owns four active pipelines that service producers in federal waters of the Gulf of Mexico and Galveston Bay.  These systems and related facilities are in waters up to 400 feet in depth and provide us the capability to gather and transport gas and liquid hydrocarbons to various markets.  Our offshore systems consist of approximately 108 miles of four inch to 16-inch diameter pipelines and related equipment which transport the natural gas and liquid hydrocarbons primarily under fee-based contracts.

Legal Proceedings

On June 24, 2013, the Company’s wholly owned subsidiary, Gateway Offshore Pipeline Company, received notice from one of its customers demanding approximately $750,000 in damages.  The customer is claiming that its gas gathering agreement with Gateway Offshore Pipeline Company expired in December 2008 and is demanding a refund of all amounts paid thereafter (approximately $750,000).    The Company has denied all claims and intends to vigorously defend against these claims.  An estimate of the amount or range of loss or possible loss cannot be made at this time.

Gateway Energy Holdings LLC

Parent was formed for the sole purpose of acquiring control of the Company. Parent has not engaged in any business except for activities incidental to its formation and in connection with the Merger and other transactions contemplated by the Merger Agreement. Parent was formed by, and currently is owned by, the Principal Stockholders, which includes Fredrick M. Pevow, Jr. (our President and Chief Executive Officer), John A. Raasch and John O. Niemann, Jr. (two members of the Board).

As of June 30, 2013, we had available cash of $104,150 and restricted cash of $98,252 dedicated to the satisfaction of asset retirement obligations. In addition, as of June 30, 2013, we had current debt obligations of $1,682,674, current asset retirement obligations of $569,491, long-term asset retirement obligations of $752,957 and total stockholders’ equity of $848,656.

The Principal Stockholders have entered into Subscription, Exchange and Voting Agreements providing for $430,000 in funds, substantially all of which will be used to finance the costs of the Merger Transactions. Based on anticipated purchase accounting adjustments, Gateway Energy Holdings LLC will be capitalized with deminimus  equity on a post-transaction basis.

The mailing address of Parent’s principal executive offices is 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, and the telephone number is (713) 336-0844.

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Gateway Acquisition LLC

Merger Sub is a wholly-owned subsidiary of Parent. Merger Sub was formed for the purpose of entering into the Merger Agreement and consummating the Merger. Upon completion of the Merger, Merger Sub will continue as the Surviving Company. Merger Sub has not conducted any activities to date other than those related to its formation and activities in connection with the Merger and the transactions contemplated by the Merger Agreement.

The mailing address of Merger Sub’s principal executive offices is 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, and the telephone number is (713) 336-0844.

Principal Stockholders

The Principal Stockholders are comprised of GreyCap Energy, LLC, Frederick M. Pevow, Jr. (our President and Chief Executive Officer and one of our directors), Crosscap Management, Inc., Brady E. Crosswell, Henry Crosswell, IV, John A. Raasch (one of our directors), Christopher Robert Sis, John O. Niemann, Jr. (one of our directors), Brett C. Rule, Steven Scheler, John E. O’Shea, Jr. and Chauncey J. Gundelfinger, Jr. The Principal Stockholders have agreed to (i) to acquire Class A Units of Parent in exchange for a per unit purchase price of $0.0175 in order to fund a portion of the Merger Consideration and (ii) to acquire Class B Units of Holdings in exchange for the cancellation in the Merger of the shares of Common Stock owned by the Principal Stockholders, in each case, immediately prior to the Effective Time, pursuant to the terms of a Subscription, Exchange and Voting Agreement.  The Principal Stockholders are also parties to the Consent.  A copy of the form of Subscription, Exchange and Voting Agreement is attached as Annex C to this Information Statement.

For more information on the Principal Stockholders, see “Special Factors – Interests of Certain Persons in the Merger – The Principal Stockholders.”

The address of the principal office of the Principal Stockholders is c/o Gateway Energy Corporation, 1415 Louisiana Street, Suite 4100, Houston, TX 77002, and the telephone number is (713) 336-0844.

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THE MERGER AGREEMENT

The following is a summary of the terms and conditions of the Merger Agreement.  Please refer to Annex A hereto for a complete copy of the Merger Agreement.

The Merger

The Merger Agreement provides for the merger of the Company with and into Merger Sub, with Merger Sub as the Surviving Company after the Merger. Following the consummation of the Merger, the Surviving Company will be a wholly-owned subsidiary of Parent. The closing of the Merger will occur as promptly as practicable following the satisfaction or waiver of all of the conditions to the Merger contained in the Merger Agreement or on such other date as specified by the Company, Parent and Merger Sub. On the closing date, the parties will cause the Certificate of Merger to be filed with the Delaware Secretary of State, and the time of such filing will be the “Effective Time” of the Merger unless otherwise provided in the Certificate of Merger.

The Merger Agreement provides that the Certificate of Formation of Merger Sub immediately prior to the Effective Time will be the Certificate of Formation of the Surviving Company.

Treatment of Shares of Company Stock and Equity Awards

Each share of Common Stock (other than certain excluded shares and dissenting shares) issued and outstanding immediately prior to the Effective Time will be canceled and extinguished and automatically converted into the right to receive $0.0175 per share.

Each share of Common Stock, including any shares held as treasury stock by the Company or any direct or indirect wholly-owned subsidiary of the Company immediately prior to the Effective Time (if any) shall be canceled and extinguished without any conversion thereof.

Each outstanding option to purchase shares will be canceled and the holder of each such option will be entitled to receive a cash payment equal to the excess of the $0.0175 per share cash Merger Consideration over the exercise price of such option, multiplied by the number of shares subject to the option (whether vested or unvested) immediately prior to the Effective Time, less any applicable withholding taxes.

Each outstanding share of restricted stock will be canceled and the holder of each such restricted stock will be entitled to receive a cash payment equal to the Merger Consideration, multiplied by the number of restricted shares (whether vested or unvested) immediately prior to the Effective Time, less any applicable withholding taxes.

Representations and Warranties

The Merger Agreement contains various representations and warranties by each of the Company and Parent, which are subject, in some cases, to exceptions and qualifications.

The representations of the Company relate to, among other things:

  the organization, qualification, good standing, where applicable, and authority of the Company and its subsidiaries;
  the absence of any violations of the governing documents of the Company;
  the authorization, execution, delivery and enforceability of the Merger Agreement;
  required third party consents, notices and approvals;
  the absence of conflicts with or violations or breaches of the organizational documents of the Company and any applicable laws or orders or certain contracts to which the Company is a party;
  the capital structure of the Company;
  the subsidiaries of the Company;
  the timeliness, completeness and accuracy of the Company’s Commission filings and the compliance of such filings with applicable rules and regulations, including the Commission filings that will be made in connection with the transactions contemplated by the Merger Agreement;
  the financial statements contained in the Company’s Commission filings;
  the absence of certain events or material changes since June 30, 2013;
  the compliance of the Company with applicable laws and orders; and
  the inapplicability of any anti-takeover statutes, agreements or arrangements to the Merger Agreement or the transactions contemplated thereby.

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The representations of Parent relate to, among other things:

  the organization and authority of Parent and Merger Sub;
  the limitation of Merger Sub’s activities to those conducted in connection with or contemplated by the Agreement;
  the authorization, execution, delivery and enforceability of the Merger Agreement;
  the governmental authorizations required in connection with Parent and Merger Sub’s execution and delivery of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement;
  the absence of conflicts with or violations or breaches of the organizational documents of Parent or Merger Sub, any applicable laws or orders or certain contracts to which Parent or Merger Sub is a party;
  the completeness and accuracy of the information provided by Parent for inclusion in the Company’s Commission filings that will be made in connection with the transactions contemplated by the Merger Agreement;
  the absence of any proceeding or order relating to or affecting Parent or Merger Sub that could reasonably be expected to delay or impair Parent or Merger Sub’s ability to consummate the transactions contemplated by the Merger Agreement; and
  the sufficiency of Parent’s financing to pay the Merger Consideration and perform its obligations in connection with the transactions contemplated by the Merger Agreement.

Company Material Adverse Effect Definition

Many of the representations and warranties of the Company are qualified by a “Company Material Adverse Effect” standard. For the purposes of the Merger Agreement, “Company Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by the Merger Agreement on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets; (b) the announcement of the transactions contemplated by the Merger Agreement; (c) any outbreak or escalation of war or any act of terrorism; or (d) general conditions in the industry in which the Company and its subsidiaries operate; provided further, however, that any event, change and effect referred to in clauses (a), (c) or (d) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company and its subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its subsidiaries conduct their businesses.

Conditions to the Merger

Conditions to Each Party’s Obligations

The obligations of each party to effect the Merger are subject to the satisfaction at or prior to the closing date of the following conditions:

  approval of the Merger Agreement;
  the absence of any laws or governmental orders that have the effect of making the Merger illegal, prohibited, or otherwise preventing the consummation of the Merger; and
  all necessary governmental notices, consents or orders must have been provided, made or obtained and be in full force and effect.

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Additional Conditions to Obligations of the Company

The obligations of the Company to effect the Merger are subject to the satisfaction at or prior to the closing date of the following additional conditions, any or all of which may be waived in whole or in part by the Company (with the approval of the Special Committee):

  the representations and warranties of Parent and Merger Sub must be true and correct in all respects (without giving effect to any materiality qualifiers) immediately prior to the Effective Time (other than any such representation and warranty that is made only as of a specified date, which need only to be true in all material respects as of such specified date), except where the failure to be true and correct would not be reasonably be expected to have a material adverse effect on Parent or Merger Sub’s ability to consummate the Merger and the Merger Transactions; and
  Parent and Merger Sub must have in all material respects performed all obligations and complied with all covenants required by the Merger Agreement to be performed or complied with by them prior to the Effective Time.

Additional Conditions to Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction at or prior to the closing date of the following additional conditions, any or all of which may be waived in whole or in part by Parent and Merger Sub:

  certain of the Company’s representations and warranties (i) must be true and correct in all respects (without giving effect to any materiality qualifiers) immediately prior to the Effective Time, except where the failure to be true and correct would not be reasonably be expected to have a material adverse effect on Parent or Merger Sub’s ability to consummate the Merger and the Merger Transactions; (ii) must be true and correct (other than de minimis inaccuracies) when made and as of immediately prior to the Effective Time, as if made at and as of such time and (iii) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time, and in each case, representations and warranties that are made as of a specified date need only to be true in all material respects as of such specified date;
  the Company must have performed in all material respects its obligations under the Merger Agreement; and
  the absence of any Company Material Adverse Effect.

Conduct Until the Merger

The Company has agreed that from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, it will, and will cause each of its subsidiaries to, conduct its business in the ordinary course consistent with past practices, and use reasonable best efforts to maintain and preserve intact its business organization and relationships with customers, suppliers, distributors, licensors, licensees and other persons having business relationships with it, and retain the services of its current officers and employees.

The Company has made certain agreements with Parent and Merger Sub relating to actions that the Company will or will not take between the date of the Merger Agreement and the Effective Time, subject to certain limited exceptions set forth in the Merger Agreement. These agreements are customary in transactions such as the Merger, and include the following:

  amending or proposing to amend its charter documents;
  issue, sell, pledge, dispose of, encumber, split, redeem, reclassify, repurchase or otherwise take similar action on any Company securities or Company subsidiary securities;
  consummate any acquisition;
  transfer or dispose of any assets;
  prepay or incur any indebtedness;
  enter into, amend or terminate any material contract;
  institute, settle or compromise any legal action; and
  taking any action which would reasonably be expected to materially delay or impede the consummation of the Merger.

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No Solicitation

The Company shall not, and shall cause its subsidiaries not to, and shall not authorize or permit its directors, officers, employees, advisors and investment bankers, to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its subsidiaries to, afford access to the business, properties, assets, books or records of the Company to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, (ii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its subsidiaries, or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any Takeover Proposal. Neither the Board nor any committee thereof shall fail to make, withdraw, amend, modify or materially qualify, in a manner adverse to Parent or Merger Sub, their recommendation of the Merger, or recommend a Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Common Stock within ten business days after the commencement of such offer, or make any public statement inconsistent with their recommendation of the Merger, or resolve or agree to take any of the foregoing actions. The Company shall, and shall cause its subsidiaries to, cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its subsidiaries that was furnished by or on behalf of the Company to return or destroy (and confirm destruction of) all such information.

Termination

The Merger Agreement may be terminated before the Merger is consummated, by mutual written agreement of Parent, Merger Sub and the Company. It may also be terminated if certain events occur, including:

1)       by either the Company or Parent if:

a)       the Merger has not been consummated on or before December 31, 2013; or

b)       if any governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by the Merger Agreement, and such law or order shall have become final and nonappealable;

2)       by Parent if:

a)       if (i) a Company Adverse Recommendation Change (as defined in the Merger Agreement) shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (as defined in the Merger Agreement), (iii) the Company shall have breached or failed to perform in any material respect any of the non-solicitation covenants and agreements, (iv) the Board fails to reaffirm (publicly, if so requested by Parent) its recommendation of the Merger and the Merger Transaction within ten business days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the person making such Takeover Proposal, (v) a tender offer or exchange offer relating to the Common Stock shall have been commenced by a person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten business days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming its recommendation of the Merger and the Merger Transaction and recommending that stockholders reject such tender or exchange offer, or (vi) the Company or the Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this section; or

b)       the Company fails to cure within the applicable cure period set forth in the Merger Agreement (1) any breach of any of their respective covenants or agreements under the Merger Agreement that negatively affects the satisfaction of a condition to the Merger Agreement or (2) any material inaccuracy in any of their respective representations and warranties under the Merger Agreement that negatively affects the satisfaction of a condition to the Merger Agreement;

3)       by Company if:

a)       Parent or Merger Sub fails to cure within the applicable cure period set forth in the Merger Agreement (1) any material breach of any of their respective covenants or agreements under the Merger Agreement that negatively affects the satisfaction of a condition to the Merger Agreement or (2) any material inaccuracy in any of their respective representations and warranties under the Merger Agreement that negatively affects the satisfaction of a condition to the Merger Agreement; or

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b)       if prior to the Effective Time, the Board authorizes the Company, in full compliance with the terms of the Merger Agreement to enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other contract relating to any Superior Proposal (as defined in the Merger Agreement).

Termination Fees

In the event that (i) the Merger Agreement is terminated under the provisions described in Sections 2(a) and 3(b) above under “-Termination” or (ii) if the Merger Agreement is terminated (1) by Parent pursuant to Section 2(b) above under “-Termination,” or (2) by the Company or Parent pursuant to Section 1(a) above, and (A) prior to such termination, a Takeover Proposal shall (1) in the case of a termination pursuant to Section 1(a) above, have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 2(b) above, have been publicly disclosed or otherwise made or communicated to the Company or the Board, and not withdrawn, and (B) within twelve months following the date of such termination of the Merger Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent a termination fee of $75,000, plus expenses of Parent.

Amendment and Waiver

The provisions of the Merger Agreement may only be amended or waived prior to the Effective Time if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.

Indemnification

The Surviving Company after the Merger will be required to maintain in effect for six years officers’ and directors’ liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each person currently covered by the Company’s officers’ and directors’ liability insurance policy on terms with respect to coverage, amounts of deductibles, if any, and amounts no less favorable than those of such policy in effect on the date of the Merger Agreement pursuant to the terms of the Merger Agreement.

Expenses

Each party to the Merger will bear its own expenses, including, without limitation, financial advisor fees, legal fees, financing commitment fees, and printing and filing fees, to the extent such expenses are incurred by the party in connection with their respective obligations under the Merger Agreement. However, under certain circumstances a party may be required to reimburse the other for the expenses and costs it incurs in connection with the Merger. It is expected that any expenses of Parent or Merger Sub incurred but not paid prior to consummation of the Merger will become expenses of the Surviving Company after the Merger.

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APPRAISAL RIGHTS

        Under the DGCL, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement, you have the right to seek appraisal of your shares of Common Stock and to receive payment in cash for the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your shares of Common Stock as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $0.0175 per share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. The Company’s stockholders who elect to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

        This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex B to this Information Statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

        Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the date that this Information Statement is first mailed to stockholders. A copy of Section 262 must be included with such notice. This Information Statement constitutes the Company’s notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex B. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

        If you elect to demand appraisal of your shares of our common stock, you must satisfy each of the following conditions: You must deliver to the Company a written demand for appraisal of your shares of Common Stock before September    , 2013, which must reasonably inform us of the identity of the holder of record of Common Stock and that the stockholder intends thereby to demand appraisal of his, her or its shares of Common Stock.

        If you fail to comply with either of these conditions and the Merger is completed, you will be entitled to receive payment for your shares of Common Stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Common Stock. A holder of shares of Common Stock wishing to exercise appraisal rights must hold of record the shares of Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of Common Stock of record through the Effective Time, because appraisal rights will be lost if the shares of Common Stock are transferred prior to the Effective Time.

        All demands for appraisal should be addressed to Gateway Energy Corporation, Attention: Fredrick M. Pevow, Jr., 1415 Louisiana Street, Suite 4100, Houston, Texas 77002, and must be delivered before September  , 2013, and should be executed by, or on behalf of, the record holder of the shares of Common Stock. The demand must reasonably inform the Company of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its shares of Common Stock.

        To be effective, a demand for appraisal by a stockholder of Common Stock must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated shares. The demand cannot be made by the beneficial owner if he or she does not also hold the shares of Common Stock of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those shares of Common Stock. If you hold your shares of Common Stock through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

        If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares of Common Stock is expressly mentioned, the demand will be presumed to cover all shares of Common Stock held in the name of the record owner.

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        Within ten days after the Effective Time, the Surviving Company must give notice of the date that the Merger has become effective to each of the Company’s stockholders who has properly filed a written demand for appraisal and who were not party to the Consent. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the cash payment specified by the Merger Agreement for that stockholder’s shares of Common Stock by delivering to the Surviving Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the Surviving Company. Unless the demand is properly withdrawn by the stockholder within 60 days after the effective date of the Merger, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the Surviving Company does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration offered pursuant to the Merger Agreement.

        Within 120 days after the Effective Time, but not thereafter, either the Surviving Company or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the value of the shares of Common Stock held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition will be made upon the Surviving Company. The Surviving Company has no obligation to file such a petition, and holders should not assume that the Surviving Company will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the Effective Time, any stockholder who has properly filed a written demand for appraisal and who were not party to the Consent, upon written request, will be entitled to receive from the Surviving Company a statement setting forth the aggregate number of shares of Common Stock not included in the Consent, and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed to the stockholder within 10 days after such written request has been received by the Surviving Company. A person who is the beneficial owner of shares of Common Stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the Surviving Company such statement.

        If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the Surviving Company, then the Surviving Company will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of our common stock and with whom agreements as to the value of their shares of our common stock have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded an appraisal for their shares of our common stock to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings, and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

        After determination of the stockholders entitled to appraisal of their shares of Common Stock, the Delaware Court of Chancery will appraise the shares of our common stock, determining their fair value as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value together with interest, if any, upon surrender by those stockholders of the certificates representing their shares of Common Stock. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment.

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        You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of an appraisal of fair value by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of Common Stock is less than the Merger Consideration. In determining “fair value,” the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

        Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the Surviving Company and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all shares of our Common Stock entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote shares of Common Stock subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares of Common Stock, other than with respect to payment as of a record date prior to the Effective Time. However, if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the $0.0175 per share cash payment (without interest and less any applicable withholding taxes) for his, her or its shares of Common Stock pursuant to the Merger Agreement.

        In view of the complexity of Section 262 of the DGCL, the Company’s stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

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COSTS AND FINANCING OF THE MERGER TRANSACTIONS

Completion of the Merger Transactions will require approximately $359,361, which includes printing and mailing, Exchange Agent fees, legal, financial, accounting and other fees and costs related to the transaction. The resulting decreased working capital resulting from and following the Merger Transactions is not expected to have a material effect on our capitalization, liquidity, results of operations and cash flow. The costs of the transaction and related fees and expenses will be paid from currently available cash held by us.

The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Merger Transactions. Final costs of the transaction may be more or less than the estimates shown below. We will be responsible for paying these costs.

Amount Paid to Cashed Out Stockholders	$234,361
Legal Fees	$100,000
Transfer and Exchange Agent Fees	$15,000
Printing and Mailing Costs	$10,000
TOTAL	$359,361

PAST CONTRACTS, TRANSACTIONS, NEGOTIATIONS AND AGREEMENTS

On July 17, 2012, we granted Mr. Niemann 166,667 shares of restricted Common Stock as consideration for services rendered as a member of the Board.  Mr. Niemann is a member of our Board and a Principal Stockholder.

On September 17, 2012, Mr. Pevow, our President and Chief Executive Officer, made a preliminary proposal to the Board to sponsor our conversion from a C corporation to a master limited partnership (“MLP”) (altogether an “MLP Conversion Transaction”). Among other matters, Mr. Pevow offered to invest up to approximately $631,000 at a price of $.015 per share to retire bank debt by at least $300,000, to finance transaction costs and to redeem all common stockholders owning less than 200,000 shares of Common Stock at a price of $.015 per share.

On October 11, 2012, the Board formed a second special committee, consisting of John A. Raasch and Perin Greg deGeurin (the “Strategic Alternatives Special Committee”).  The Strategic Alternatives Special Committee was formed to explore and evaluate alternatives available to reduce the cost burdens of being a publicly traded company, including whether to terminate registration under the Exchange Act, and to evaluate other alternatives, including conversion into a limited liability company, which would provide the Company with greater access to capital in order to meet its present and future business needs. Mr. Raasch effectively resigned from the Strategic Alternatives Special Committee and was replaced by David F. Huff when the Strategic Alternatives Special Committee was reconstituted on July 11, 2013. Mr. Raasch is a member of our Board and a Principal Stockholder.

On February 13, 2013, our wholly owned subsidiary Gateway Pipeline USA, closed an asset sales with GEC Holdings (now known as FMP Holdings, LLC), pursuant to which we sold certain assets, including certain pipelines and pipeline facilities located in Guadalupe and Shelby Counties, Texas, Miller County, Arkansas and Pettis County, Missouri, as well as certain surface contracts, commercial contracts and records related to the operation of the facilities, to the GEC Holdings for $1,100,000.  Mr. Pevow is the sole owner of GEC Holdings.

Also on February 13, 2013, we also closed on a subscription agreement with GreyCap, pursuant to which GreyCap acquired 6,250,000 shares of Common Stock at a price of $.04 per share for an aggregate purchase price of $250,000. Greycap, and its members, Brady E. Crosswell and Brett Rule, are Principal Stockholders.

On March 21, 2013, GreyCap made a preliminary proposal to the Strategic Alternatives Special Committee to sponsor an MLP Conversion Transaction. GreyCap’s proposal contemplated an investment of $400,000 to finance transaction costs and to redeem all common stockholders owning less than 100,000 shares of Common Stock at a price of $.04 per share. Mr. Niemann held conversations with GreyCap regarding his potential participation in the MLP Conversion Transaction sponsored by GreyCap. After negotiations with the Board, GreyCap withdrew its proposal on June 12, 2013.

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CONDUCT OF THE COMPANY’S BUSINESS AFTER THE MERGER TRANSACTIONS

 After the Merger Transactions are completed, we plan to devote substantially all of our cash flows from operations to service our debt obligations and asset retirement obligations. We anticipate continuing our current business growth strategy to the extent that we can finance our growth activities with external debt and equity capital. For further information regarding our business growth strategy, see “The Parties – Gateway Energy Corporation – Business Strategy” on page 25.

FINANCIAL INFORMATION

Our audited balance sheets and the related audited consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2012 are incorporated by reference to our annual report on Form 10-K for the year ended December 31, 2012 (as amended, the “2012 10-K”), which was previously filed with the Commission; and our unaudited balance sheets and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows for the three month period ended March 31, 2013, and the three and six months periods ended June 30, 2013, are also incorporated by reference to our quarterly reports on Form 10-Q for the quarters ended March 31, 2013 (the “March 2013 10-Q”) and June 30, 2013 (the “June 2013 10-Q”), which was previously filed with the Commission. A copy of the 2012 10-K, the March 2013 10-Q and the June 2013 10-Q accompany this Information Statement as Annexes D, E  and F, respectively. Stockholders should refer to the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Financial Statements” set forth in the 2012 10-K, the March 2013 10-Q and the June 2013 10-Q.

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PRICE RANGE OF COMMON STOCK; DIVIDENDS

Market Price for Common Stock and Stockholders

Our Common Stock is traded on the Over-The-Counter Bulletin Board under the symbol GNRG. The following table sets forth the range of the high and low sale prices for our Common Stock for the periods indicated.

Sales Price
	High	Low
Year Ending December 31, 2013:
First Quarter..................................................................................................................................................................................	$ 0.04	$ 0.02
Second Quarter.............................................................................................................................................................................	$ 0.04	$ 0.02
Third Quarter (through September 9, 2013)............................................................................................................................	$ 0.04	$ 0.01
Year Ending December 31, 2012:
First Quarter..................................................................................................................................................................................	$ 0.17	$ 0.10
Second Quarter.............................................................................................................................................................................	$ 0.19	$ 0.07
Third Quarter.................................................................................................................................................................................	$ 0.10	$ 0.05
Fourth Quarter..............................................................................................................................................................................	$ 0.07	$ 0.02
Year Ending December 31, 2011:
First Quarter..................................................................................................................................................................................	$ 0.39	$ 0.20
Second Quarter.............................................................................................................................................................................	$ 0.32	$ 0.11
Third Quarter.................................................................................................................................................................................	$ 0.24	$ 0.12
Fourth Quarter..............................................................................................................................................................................	$ 0.24	$ 0.07

As of September  , 2013, our authorized capital stock consisted of 150,000,000 shares of common stock and 10,000 shares of preferred stock, of which          shares of Common Stock and no shares of preferred stock were issued and outstanding. As of such date, there were             holders of record of our Common Stock.

Dividend Policy

To date, we have not declared or paid any dividends on our Common Stock.  Our payment of dividends, if any, is within the discretion of our Board and will depend on our earnings, if any, capital requirements and financial condition, as well as other relevant factors. In addition, our Credit Agreement with Meridian Bank restricts our ability to pay dividends.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of August 12, 2013, by: (i) each person who is known by us to beneficially own 5% or more of the outstanding class of our capital stock; (ii) each member of the Board;  (iii) each of our executive officers; and (iv)  all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Commission. To our knowledge, each of the holders of capital stock listed below has sole voting and investment power as to the capital stock owned unless otherwise noted.

Name and Address of Beneficial Owner	Numbers of Shares of Common Stock Beneficially Owned	% of Common Stock Outstanding (1)
GreyCap Energy LLC (2) 902 Wild Valley Houston, TX 77057	6,250,000	20.42%
Fredrick M. Pevow, Jr. (3) 910 Oak Valley Drive Houston, TX 77024	2,906,982	9.50%
Crosscap Management, Inc. (4) 5851 San Felipe, Suite 230 Houston, TX 77057	2,000,000	6.53%
John A. Raasch (5) 1960 Las Palmas, #138 Laughlin, NV 89029	1,521,409	4.97%
Perin Greg deGeurin (6)	79,000	0.26%
David F. Huff (7)	95,000	0.31%
John O. Niemann, Jr. (8)	825,642	2.79%
Other members of Principal Stockholders group(9)	3,641,056	11.89%

Executive Officers and Directors as a group (6 persons)	5,428,033	17.73%

*         Less than 1%

(1)      Based on 30,613,637  shares outstanding as of  August 12, 2013.

(2)      Consists of 6,250,000 shares of Common Stock directly owned by Greycap Energy LLC, a Texas limited liability company. Brady E. Crosswell serves as the Managing Director of Greycap and, in such capacity, may be deemed to have voting and dispositive power over the shares held for the account. Greycap’s beneficial ownership is based on its Schedule 13G/A filed with the Commission on March 7, 2013.

(3)      Mr. Pevow is our President and Chief Executive Officer and a member of the Board.  Consists of 2,906,982 shares of Common Stock directly owned by Mr. Pevow.

(4)      Consists of 2,000,000 shares of Common Stock directly owned by Crosscap Partners, L.P., a Texas limited partnership, and Crosscap Partners Enhanced, L.P., a Texas limited partnership.  Crosscap Management, Inc. serves as investment manager to these partnerships and, in such capacity, may be deemed to have voting and dispositive power over the shares held for the accounts of these partnerships.  Henry Crosswell serve as President of Crosscap Management, Inc.  Crosscap Management, Inc.’s beneficial ownership is based on its Schedule 13G/A filed with the Commission on December 17, 2010.

(5)      Mr. Raasch is a member of the Board.  Consists of 1,357,520 shares of Common Stock directly owned by Mr. Raasch and 63,889 shares of restricted Common Stock subject to various vesting provisions and  100,000 shares of Common Stock owned by WWJD, Inc., a Nevada corporation, of which Mr. Raasch is the President, Director, and sole stockholder.  Mr. Raasch is deemed to have beneficial ownership over the shares owned by WWJD, Inc.

(6)      Mr. DeGeurin is a member of the Board.  Consists of 79,000 shares of restricted Common Stock subject to various vesting provisions.

(7)      Mr. Huff is a member of the Board.  Consists of 20,000 shares of Common Stock directly owned by Mr. Huff and 75,000 shares of restricted Common Stock subject to various vesting provisions.

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(8)      Mr. Niemann is a member of the Board.  Consists of 620,086 shares of Common Stock directly owned by Mr. Niemann and  205,556 shares of restricted common stock subject to various vesting provisions.

(9)      Consists of 893,823 shares of Common Stock owned by Christopher Robert Sis, 945,620 shares of Common Stock owned by Chauncey J. Gundelfinger, Jr., 752,788 shares of Common Stock owned by Brett C. Rule, 744,253 shares of Common Stock owned by John E. O’Shea, Jr., 304,572 shares of Common Stock owned by Steven Scheler and 76,500 shares of Common Stock owned by Brady E. Crosswell in retirement accounts on behalf of his children. Mr. Sis’ shares include 255,000 shares of Common Stock held by Holy Innocents School, of which Mr. Sis is the trustee.

HOUSEHOLDING

Under the rules and regulations of the Commission, only one annual report, information statement or Notice of Internet Availability of Proxy Materials, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with accountholders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report, information statement or Notice of Internet Availability of Proxy Materials, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at the address or telephone number provided below.

ADDITIONAL INFORMATION

The Merger is a “going private” transaction subject to Rule 13e-3 of the Exchange Act. We have filed a Rule 13e-3 Transaction Statement on Schedule 13e-3 under the Exchange Act with respect to the Merger. The Schedule 13E-3 contains additional information about us. Copies of the Schedule 13E-3 and all exhibits thereto are available for inspection and copying at our principal executive offices during regular business hours by any of our stockholders, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Gateway Energy Corporation, 1415 Louisiana Street  Houston, Texas 77002, Attn: Investor Relations, You can also obtain, without charge, reports, proxy statements and other information about the Company, by contacting us at telephone (713) 336-0844.

We file annual, quarterly, current and special reports, proxy statements, and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at www.sec.gov and on our website at www.gatewayenergy.com. You may also read and copy any document we file with the Commission at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549.

You may also request copies of any of our filings by writing or telephoning us at our principal executive office, 1415 Louisiana Street, Houston, Texas 77002, telephone (713) 336-0844.

By Order of the Board of Directors

Frederick M. Pevow, Jr.

President and Chief Executive Officer

September      , 2013

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ANNEX A

Agreement and Plan of Merger

See attached.

A-1

AGREEMENT AND PLAN OF MERGER

between

GATEWAY ENERGY CORPORATION

and

GATEWAY ACQUISITION LLC.

and

GATEWAY ENERGY HOLDINGS LLC

dated as of

August 13, 2013

TABLE OF CONTENTS

Article I The Merger

Section 1.01          The Merger

Section 1.02          Closing

Section 1.03          Effective Time

Section 1.04          Effects of the Merger

Section 1.05          Certificate of Formation; Company Agreement

Section 1.06          Managers and Officers

Article II Effect of the Merger on Capital Stock

Section 2.01          Effect of the Merger on Capital Stock

Section 2.02          Surrender and Payment.

Section 2.03          Dissenting Shares

Section 2.04          Adjustments

Section 2.05          Withholding Rights

Section 2.06          Lost Certificates

Section 2.07          Treatment of Stock Options and Other Stock-based Compensation

Article III Representations and Warranties of the Company

Section 3.01          Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

Section 3.02          Capital Structure.

Section 3.03          Authority; Non-contravention; Governmental Consents.

Section 3.04          SEC Filings; Financial Statements; Internal Controls.

Section 3.05          Absence of Certain Changes or Events

Section 3.06          Taxes

Section 3.07          Information Statement

Article IV Representations and Warranties of Parent and Merger Sub

Section 4.01          Organization

Section 4.02          Authority; Non-contravention; Governmental Consents

Section 4.03          Information Statement

Section 4.04          Financial Capability

Section 4.05          Legal Proceedings

Article V Covenants

Section 5.01          Conduct of Business of the Company

Section 5.02          Other Actions

Section 5.03          Access to Information; Confidentiality.

Section 5.04          No Solicitation.

Section 5.05          Stockholders’ Written Consent; Information Statement.

Section 5.06          Notices of Certain Events

Section 5.07          Reserved

Section 5.08          Directors' and Officers' Indemnification and Insurance

Section 5.09          Reasonable Best Efforts.

Section 5.10          Public Announcements

Section 5.11          Takeover Statutes

Section 5.12          Section 16 Matters

Section 5.13          Further Assurances

Article VI Conditions

Section 6.01          Conditions to Each Party's Obligation to Effect the Merger

Section 6.02          Conditions to Obligations of Parent and Merger Sub

Section 6.03          Conditions to Obligation of the Company

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Article VII Termination, Amendment and Waiver

Section 7.01          Termination By Mutual Consent

Section 7.02          Termination By Either Parent or the Company

Section 7.03          Termination By Parent

Section 7.04          Termination By the Company

Section 7.05          Notice of Termination; Effect of Termination

Section 7.06          Fees and Expenses Following Termination.

Section 7.07          Amendment

Section 7.08          Extension; Waiver

Article VIII Miscellaneous

Section 8.01          Definitions

Section 8.02          Interpretation; Construction.

Section 8.03          Survival

Section 8.04          Governing Law

Section 8.05          Submission to Jurisdiction

Section 8.06          Waiver of Jury Trial

Section 8.07          Notices

Section 8.08          Entire Agreement

Section 8.09          No Third Party Beneficiaries

Section 8.10          Severability

Section 8.11          Assignment

Section 8.12          Remedies

Section 8.13          Specific Performance

Section 8.14          Counterparts; Effectiveness

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AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this "Agreement"), is entered into as of August 13, 2013, by and among GATEWAY ENERGY CORPORATION, a Delaware corporation (the "Company"), GATEWAY ENERGY HOLDINGS LLC, a Delaware limited liability company ("Parent"), and GATEWAY ACQUISITION LLC., a Delaware limited liability company and a wholly-owned Subsidiary of Parent ("Merger Sub"). Capitalized terms used herein (including in the immediately preceding sentence) and not otherwise defined herein shall have the meanings set forth in Section 8.01 hereof.

RECITALS

WHEREAS, the parties intend that the Company be merged with and into Merger Sub, with the Merger Sub surviving that merger on the terms and subject to the conditions set forth herein;

WHEREAS, in the Merger, upon the terms and subject to the conditions of this Agreement, each share of common stock, par value $0.01 per share, of the Company (the "Company Common Stock") will be converted into the right to receive the Merger Consideration;

WHEREAS, the Board of Directors of the Company (the "Company Board") has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, to enter into this Agreement with Parent and Merger Sub, (b) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of the Company;

WHEREAS, on the date and in connection with the execution hereof, the Company has entered into that certain Subscription, Exchange and Voting Agreement (the “Support Agreement”) among the Company, Parent and the Participating Stockholders, which agreement provides for, among other things, (a) the capitalization of Parent by the contribution to Parent of shares of Company Common Stock held by the Participating Stockholders; (b) the agreement by the Participating Stockholders to vote (or cause to be voted) all of the Participating Stockholders’ Company Common Stock in favor of the adoption and approval of this Agreement; and (c) the grant by the Participating Stockholders of an irrevocable proxy to Parent with respect to the matters described in clause (b) above for the term of the Support Agreement;

WHEREAS, the respective boards of managers of Parent and Merger Sub have, on the terms and subject to the conditions set forth in this Agreement, unanimously approved this Agreement; and

WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the transactions contemplated by this Agreement and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, agree as follows:

Article I
The Merger

Section 1.01        The Merger

. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL") and Delaware Limited Liability Company Act (the "DLLCA"), at the Effective Time, (a) the Company will merge with and into Merger Sub (the "Merger"), and (b) the separate corporate existence of the Company will cease and Merger Sub will continue its limited liability company existence under the DLLCA as the Surviving Company in the Merger (sometimes referred to herein as the "Surviving Company").

Section 1.02        Closing

. Upon the terms and subject to the conditions set forth herein, the closing of the Merger (the "Closing") will take place at 12:00 p.m., Houston time, as soon as practicable (and, in any event, within three (3) Business Days) after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted hereunder, waiver of all such conditions), unless this Agreement has been terminated pursuant to its terms or unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Porter Hedges LLP, 1000 Main Street, 36th Floor, Houston, Texas, unless another place is agreed to in writing by the parties hereto, and the actual date of the Closing is hereinafter referred to as the "Closing Date".

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Section 1.03        Effective Time

. Subject to the provisions of this Agreement, at the Closing, the Company, Parent and Merger Sub will cause a certificate of merger (the "Certificate of Merger") to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL and DLLCA and shall make all other filings or recordings required under the DGCL and DLLCA. The Merger will become effective at such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later date or time as may be agreed by the Company and Parent in writing and specified in the Certificate of Merger in accordance with the DGCL and DLLCA (the effective time of the Merger being hereinafter referred to as the "Effective Time").

Section 1.04        Effects of the Merger

. The Merger shall have the effects set forth herein and in the applicable provisions of the DGCL and DLLCA. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses and authority of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations, restrictions and duties of the Surviving Company.

Section 1.05        Certificate of Formation; Company Agreement

. At the Effective Time, (a) the certificate of formation of Merger Sub shall be amended so as to change the name of the Surviving Company to “Gateway Energy Company”, and, as so amended, shall be the certificate of formation of the Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable Law, and (b) the limited liability company agreement of Merger Sub as in effect immediately prior to the Effective Time shall be the  limited liability company agreement of the Surviving Company until thereafter amended in accordance with the terms thereof or as provided by applicable Law.

Section 1.06        Managers and Officers

. The managers and officers of Merger Sub, in each case, immediately prior to the Effective Time shall, from and after the Effective Time, be the managers and officers, respectively, of the Surviving Company until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Company.

Article II
Effect of the Merger on Capital Stock

Section 2.01        Effect of the Merger on Capital Stock

. At the Effective Time, as a result of the Merger and without any action on the part of Parent, Merger Sub or the Company or the holder of any capital stock of Parent, Merger Sub or the Company:

(a)                Cancellation of Certain Company Common Stock. Each of the Excluded Shares will automatically be cancelled and retired and will cease to exist, and no consideration will be delivered in exchange therefor.

(b)               Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (i) shares to be cancelled and retired in accordance with Section 2.01(a), and (ii) Dissenting Shares) will be converted into the right to receive $0.0175 in cash, without interest (the "Merger Consideration").

(c)                Cancellation of Shares. At the Effective Time, all shares of Company Common Stock will no longer be outstanding and all shares of Company Common Stock will be cancelled and retired and will cease to exist, and, subject to Section 2.03, each holder of a certificate formerly representing any such shares (each, a "Certificate") will cease to have any rights with respect thereto, except the right to receive the Merger Consideration in accordance with Section 2.02 hereof.

(d)               Conversion of Merger Sub Membership Interests. Each unit of each series of the membership interests of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one newly issued, fully paid and non-assessable unit of the same series of the membership interests of the Surviving Company.

Section 2.02        Surrender and Payment.

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(a)                Prior to the Effective Time, Parent shall appoint an exchange agent reasonably acceptable to the Company (the "Exchange Agent") to act as the agent for the purpose of exchanging for the Merger Consideration for: (i) the Certificates, or (ii) book-entry shares which immediately prior to the Effective Time represented the shares of Company Common Stock (the "Book-Entry Shares"). On and after the Effective Time, Parent shall deposit, or cause the Surviving Company to deposit, with the Exchange Agent, sufficient funds to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Common Stock represented by the Certificates and the Book-Entry Shares (the "Payment Fund") in amounts and at the times necessary for such payments. If for any reason (including losses) the Payment Fund is inadequate to pay the amounts to which holders of shares shall be entitled under Section 2.01(b), Parent shall take all steps necessary to enable or cause the Surviving Company promptly to deposit in trust additional cash with the Exchange Agent sufficient to make all payments required under this Agreement, and Parent and the Surviving Company shall in any event be liable for the payment thereof. The Payment Fund shall not be used for any other purpose. The Surviving Company shall pay all charges and expenses, including those of the Exchange Agent, in connection with the exchange of Shares for the Merger Consideration. Promptly after the Effective Time, Parent shall send, or shall cause the Exchange Agent to send, to each record holder of shares of Company Common Stock at the Effective Time, a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates or transfer of the Book-Entry Shares to the Exchange Agent) for use in such exchange.

(b)               Each holder of shares of Company Common Stock that have been converted into the right to receive the Merger Consideration shall be entitled to receive the Merger Consideration in respect of the Company Common Stock represented by a Certificate or Book-Entry Share upon (i) surrender to the Exchange Agent of a Certificate, together with a duly completed and validly executed letter of transmittal and such other documents as may reasonably be requested by the Exchange Agent, or (ii) receipt of an "agent's message" by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request) in the case of Book-Entry Shares. Until so surrendered or transferred, as the case may be, and subject to the terms set forth in Section 2.03, each such Certificate or Book-Entry Share, as applicable, shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration payable in respect thereof. No interest shall be paid or accrued on the cash payable upon the surrender or transfer of any Certificate or Book-Entry Share. Upon payment of the Merger Consideration pursuant to the provisions of this Article II, each Certificate or Certificates so surrendered shall immediately be cancelled.

(c)                If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered Certificate or the transferred Book-Entry Share, as applicable, is registered, it shall be a condition to such payment that (i) such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Book-Entry Share shall be properly transferred, and (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Tax required as a result of such payment to a Person other than the registered holder of such Certificate or Book-Entry Share, as applicable, or establish to the reasonable satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)               All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock on the stock transfer books of the Surviving Company. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Company, they shall be cancelled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e)                Any portion of the Payment Fund that remains unclaimed by the holders of Shares six (6) months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.02 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Common Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any amounts remaining unclaimed by holders of shares of Company Common Stock two (2) years after the Effective Time (or such earlier date, immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity) shall become, to the extent permitted by applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f)                Any portion of the Merger Consideration made available to the Exchange Agent in respect of any Dissenting Shares shall be returned to Parent, upon demand.

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Section 2.03        Dissenting Shares

. Notwithstanding any provision of this Agreement to the contrary, including Section 2.01, shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled in accordance with Section 2.01(a)) and held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL (such shares of Company Common Stock being referred to collectively as the "Dissenting Shares" until such time as such holder fails to perfect or otherwise loses such holder's appraisal rights under the DGCL with respect to such shares) shall not be converted into a right to receive the Merger Consideration, but instead shall be entitled to only such rights as are granted by Section 262 of the DGCL; provided, however, that if, after the Effective Time, such holder fails to perfect, withdraws or loses such holder's right to appraisal pursuant to Section 262 of the DGCL or if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such shares of Company Common Stock shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration in accordance with Section 2.01(b), without interest thereon, upon surrender of such Certificate formerly representing such share or transfer of such Book-Entry Share, as the case may be. The Company shall provide Parent prompt written notice of any demands received by the Company for appraisal of shares of Company Common Stock, any withdrawal of any such demand and any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL that relates to such demand, and Parent shall have the opportunity and right to direct all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, or settle or offer to settle, any such demands.

Section 2.04        Adjustments

. Without limiting the other provisions of this Agreement, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company shall occur (other than the issuance of additional shares of capital stock of the Company as permitted by this Agreement), including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or distribution paid in stock, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately adjusted to reflect such change.

Section 2.05        Withholding Rights

. Each of the Exchange Agent, Parent, Merger Sub and the Surviving Company shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article II such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and applicable Treasury Regulations issued pursuant thereto (the "Code"), or any provision of state, local or foreign Tax Law. To the extent that amounts are so deducted and withheld by the Exchange Agent, Parent, Merger Sub or the Surviving Company, as the case may be, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which the Exchange Agent, Parent, Merger Sub or the Surviving Company, as the case may be, made such deduction and withholding.

Section 2.06        Lost Certificates

. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate as contemplated under this Article II.

Section 2.07        Treatment of Stock Options and Other Stock-based Compensation.

(a)                The Company shall take all requisite action so that, at the Effective Time, each option to acquire shares of Company Common Stock (each, a "Company Stock Option") that is outstanding immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Option or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Company, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock subject to such Company Stock Option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such Company Stock Option, less any Taxes required to be withheld in accordance with Section 2.05.

(b)               The Company shall take all requisite action so that, at the Effective Time, each restricted stock unit award and other right, contingent or accrued, to acquire or receive shares of Company Common Stock or benefits measured by the value of such shares, and each award of any kind consisting of shares of Company Common Stock that may be held,

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awarded, outstanding, payable or reserved for issuance under any Company Stock Plan (as defined below), other than Company Stock Options (each, a "Company Stock Award") immediately prior to the Effective Time, whether or not then vested or exercisable, shall be, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the holder of that Company Stock Award or any other Person, cancelled and converted into the right to receive from Parent and the Surviving Company, as promptly as reasonably practicable after the Effective Time, an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company Common Stock in respect of such Company Stock Award multiplied by (y) the Merger Consideration, less any Taxes required to be withheld in accordance with Section 2.05.

(c)                At or prior to the Effective Time, the Company, the Company Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of paragraphs (a), (b) and (c) of this Section 2.07.

Article III
Representations and Warranties of the Company

Except as set forth in the correspondingly numbered Section of the disclosure letter, dated the date of this Agreement and delivered by the Company to Parent prior to the execution of this Agreement (the "Company Disclosure Letter"), the Company hereby represents and warrants to Parent and Merger Sub as follows:

Section 3.01        Organization; Standing and Power; Charter Documents; Minutes; Subsidiaries.

(a)                Organization; Standing and Power. The Company and each of its Subsidiaries is a corporation, limited liability company or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize the concept of good standing) under the Laws of its jurisdiction of organization, and has the requisite corporate, limited liability company or other organizational, as applicable, power and authority to own, lease and operate its assets and to carry on its business as now conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business as a foreign corporation, limited liability company or other legal entity and is in good standing (with respect to jurisdictions that recognize the concept of good standing) in each jurisdiction where the character of the assets and properties owned, leased or operated by it or the nature of its business makes such qualification or license necessary, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b)               Charter Documents. The Company has made available to Parent a true and correct copy of the certificate of incorporation (including any certificate of designations), by-laws or like organizational documents, each as amended to date (collectively, the "Charter Documents"), of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Charter Documents.

(c)                Minutes. The Company has made available to Parent true and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, a brief summary of the meeting) of all meetings of stockholders, the Company Board and each committee of the Company Board since January 1, 2009.

(d)               Subsidiaries. Section 3.01(d)(i)  of the Company Disclosure Letter lists each of the Subsidiaries of the Company as of the date hereof and its place of organization. Section 3.01(d)(ii)  of the Company Disclosure Letter sets forth, for each Subsidiary that is not, directly or indirectly, wholly-owned by the Company, (x) the number and type of any capital stock of, or other equity or voting interests in, such Subsidiary that is outstanding as of the date hereof and (y) the number and type of shares of capital stock of, or other equity or voting interests in, such Subsidiary that, as of the date hereof, are owned, directly or indirectly, by the Company. All of the outstanding shares of capital stock of, or other equity or voting interests in, each Subsidiary of the Company that is owned directly or indirectly by the Company have been validly issued, were issued free of pre-emptive rights and are fully paid and non-assessable, and are free and clear of all Liens, including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other equity or voting interests, except for any Liens (x) imposed by applicable securities Laws or (y) arising pursuant to the Charter Documents of any non-wholly-owned Subsidiary of the Company. Except for the capital stock of, or other equity or voting interests in, its Subsidiaries, the Company does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any Person.

Section 3.02        Capital Structure.

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(a)                Capital Stock. The authorized capital stock of the Company consists of: (i) one hundred fifty million (150,000,000) Shares and (ii) ten thousand (10,000) shares of preferred stock, par value $1.00 per share, of the Company (the "Company Preferred Stock"). As of the date of this Agreement, (x) 30,613,637 Shares were issued and outstanding, (y) no Shares were issued and held by the Company in its treasury and (z) no shares of Company Preferred Stock were issued and outstanding or held by the Company in its treasury. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and non-assessable and not subject to any pre-emptive rights. No Subsidiary of the Company owns any Shares.

(b)               Stock Awards.

(i)                 As of the date of this Agreement, an aggregate of 725,612 shares of Company Common Stock were subject to issuance pursuant to Company Stock Options or Company Stock Awards granted under the 2007 Equity Incentive Plan (the plan referred to immediately above and the award or other applicable agreements entered into thereunder, as amended, are collectively referred to herein as the "Company Stock Plans"), and since July 17, 2012 and through the date hereof, no Company Equity Awards have been granted and no additional shares of Company Common Stock have become subject to issuance under the Company Stock Plans. Section 3.02(b)(i) of the Company Disclosure Letter sets forth as of the close of business on August 6, 2013 a list of each outstanding Company Equity Award granted under the Company Stock Plans and (A) the name of the holder of such Company Equity Award, (B) the number of shares of Company Common Stock subject to such outstanding Company Equity Award, (C) the exercise price, purchase price or similar pricing of such Company Equity Award, (D) the date on which such Company Equity Award was granted or issued, (E) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and exercisable as of the date hereof, and (F) with respect to Company Stock Options, the date on which such Company Stock Option expires. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance in accordance with the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.

(ii)               Except for the Company Stock Plans and as set forth in Section 3.02(b)(ii) of the Company Disclosure Letter, there are no Contracts to which the Company is a party obligating the Company to accelerate the vesting of any Company Equity Award as a result of the transactions contemplated by this Agreement (whether alone or upon the occurrence of any additional or subsequent events). Other than the Company Equity Awards, as of the date hereof, there are no outstanding (A) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt or shares of capital stock of the Company, (B) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt or shares of capital stock of (or securities convertible into or exchangeable for shares of capital stock of) the Company or (C) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock of the Company, in each case that have been issued by the Company or its Subsidiaries (the items in clauses (A), (B) and (C), together with the capital stock of the Company, being referred to collectively as "Company Securities"). All outstanding shares of Company Common Stock, all outstanding Company Equity Awards, and all outstanding shares of capital stock, voting securities or other ownership interests in any Subsidiary of the Company, have been issued or granted, as applicable, in compliance in all material respects with all applicable securities Laws.

(iii)             There are no outstanding Contracts requiring the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities or Company Subsidiary Securities. Neither the Company nor any of its Subsidiaries is a party to any voting agreement with respect to any Company Securities or Company Subsidiary Securities.

(c)                Voting Debt.  No bonds, debentures, notes or other indebtedness issued by the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders or equityholders of the Company or any of its Subsidiaries may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is directly based upon or derived from the capital stock, voting securities or other ownership interests of the Company or any of its Subsidiaries, are issued or outstanding (collectively, "Voting Debt").

(d)               Company Subsidiary Securities.  As of the date hereof, there are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for Voting Debt, capital stock, voting securities or other

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ownership interests in any Subsidiary of the Company, (ii) options, warrants or other agreements or commitments to acquire from the Company or any of its Subsidiaries, or obligations of the Company or any of its Subsidiaries to issue, any Voting Debt, capital stock, voting securities or other ownership interests in (or securities convertible into or exchangeable for capital stock, voting securities or other ownership interests in) any Subsidiary of the Company, or (iii) restricted shares, restricted stock units, stock appreciation rights, performance shares, profit participation rights, contingent value rights, "phantom" stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or voting securities of, or other ownership interests in, any Subsidiary of the Company, in each case that have been issued by a Subsidiary of the Company (the items in clauses (i), (ii) and (iii), together with the capital stock, voting securities or other ownership interests of such Subsidiaries, being referred to collectively as "Company Subsidiary Securities").

Section 3.03        Authority; Non-contravention; Governmental Consents.

(a)                Authority. The Company has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and, subject to, in the case of the consummation of the Merger, adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (the "Requisite Company Vote"), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby has been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only, in the case of consummation of the Merger, to the receipt of the Requisite Company Vote. The Requisite Company Vote is the only vote or consent of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)               Non-contravention. The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated by this Agreement, including the Merger, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the Charter Documents of the Company or any of its Subsidiaries; (ii) subject to compliance with the requirements set forth in clauses (i) through (v) of Section 3.03(c) and, in the case of the consummation of the Merger, obtaining the Requisite Company Vote, conflict with or violate any Law applicable to the Company, any of its Subsidiaries or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under, any Contract to which the Company or any of its Subsidiaries is a party or otherwise bound as of the date hereof; or (iv) result in the creation of a Lien (other than Permitted Liens) on any of the properties or assets of the Company or any of its Subsidiaries, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, alterations, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)                Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to (any of the foregoing being a "Consent"), any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority, or any quasi-governmental or private body exercising any regulatory or other governmental or quasi-governmental authority (a "Governmental Entity") is required to be obtained or made by the Company in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (ii) the filing of the Company Information Statement with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or "blue sky" Laws and the securities Laws of any foreign country; (iv) the other Consents of Governmental Entities listed in Section 3.03(c) of the Company Disclosure Letter; and (v) such other Consents which if not obtained or made would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

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(d)               Board Approval. The Company Board, by resolutions duly adopted by unanimous vote at a meeting of all directors of the Company duly called and held and, as of the date hereof, not subsequently rescinded or modified in any way, has, as of the date hereof (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, and in the best interests of, the Company's stockholders, (ii) approved and declared advisable the "agreement of merger" (as such term is used in Section 251 of the DGCL) contained in this Agreement and the transactions contemplated by this Agreement, including the Merger, in accordance with the DGCL, (iii) directed that the "agreement of merger" contained in this Agreement be submitted to Company's stockholders for adoption, and (iv) resolved to recommend that Company stockholders adopt the "agreement of merger" set forth in this Agreement (collectively, the "Company Board Recommendation") and directed that such matter be submitted for consideration of the stockholders of the Company in connection with obtaining the Written Consent.

(e)                Takeover Statutes. No "fair price," "moratorium," "control share acquisition," "business combination" or other similar anti-takeover statute or regulation (including Section 203 of the DGCL) enacted under any federal, state, local or foreign laws applicable to the Company is applicable to this Agreement, the Merger or any of the other transactions contemplated by this Agreement.

Section 3.04        SEC Filings; Financial Statements; Internal Controls.

(a)                SEC Filings. The Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed or furnished by it with the SEC since January 1, 2009 (the "Company SEC Documents"). The Company has made available to Parent all such Company SEC Documents that it has so filed or furnished prior to the date hereof. As of their respective filing dates (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents. None of the Company SEC Documents, including any financial statements, schedules or exhibits included or incorporated by reference therein at the time they were filed (or, if amended or superseded by a subsequent filing, as of the date of the last such amendment or superseding filing prior to the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company's Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC.

(b)               Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto as of their respective dates; (ii) was prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and, in the case of unaudited interim financial statements, as may be permitted by the SEC for Quarterly Reports on Form 10-Q); and (iii) fairly presented in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated therein, subject, in the case of unaudited interim financial statements, to normal and year-end audit adjustments as permitted by GAAP and the applicable rules and regulations of the SEC.

(c)                Undisclosed Liabilities. The unaudited balance sheet of the Company dated as of June 30, 2013 contained in the Company SEC Documents filed to be filed on August 14, 2013 is hereinafter referred to as the "Company Balance Sheet." Neither the Company nor any of its Subsidiaries has any Liabilities other than Liabilities that (i) are reflected or recorded on the Company Balance Sheet (including in the notes thereto), (ii) were incurred since the date of the Company Balance Sheet in the ordinary course of business, (iii) are incurred in connection with the transactions contemplated by this Agreement, or (iv) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d)               Reserved

Section 3.05        Absence of Certain Changes or Events

. Since the date of the Company Balance Sheet, except in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, the business of the Company and each of its Subsidiaries has been conducted in the ordinary course of business and there has not been or occurred:

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(a)                any Company Material Adverse Effect or any event, condition, change or effect that could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(b)               any event, condition, action or effect that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a breach of Section 5.01.

Section 3.06        Taxes

.  The Company and each of its Subsidiaries have duly and timely filed or caused to be filed (taking into account any valid extensions) all material Tax Returns required to be filed by them. Such Tax Returns are true, complete and correct in all material respects. Neither Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return other than extensions of time to file Tax Returns obtained in the ordinary course of business consistent with past practice. All material Taxes due and owing by the Company or any of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid or, where payment is not yet due, the Company has made an adequate provision for such Taxes in the Company's financial statements (in accordance with GAAP). The Company's most recent financial statements reflect an adequate reserve (in accordance with GAAP) for all material Taxes payable by the Company and its Subsidiaries through the date of such financial statements. Neither the Company nor any of its Subsidiaries has incurred any material liability for Taxes since the date of the Company's most recent financial statements outside the ordinary course of business or otherwise inconsistent with past practice.

Section 3.07        Information Statement

. None of the information included or incorporated by reference in the letter to the stockholders or information statement (collectively, the "Company Information Statement"), to be filed with the SEC in connection with the Merger, will, at the date it is first mailed to the Company's stockholders or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Company Information Statement. The Company Information Statement will comply as to form in all material respects with the requirements of the Exchange Act.

Article IV
Representations and Warranties of Parent and Merger Sub

Parent and Merger Sub hereby jointly and severally represent and warrant to the Company as follows:

Section 4.01        Organization

. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation.

Section 4.02        Authority; Non-contravention; Governmental Consents

.(a)                Authority. Each of Parent and Merger Sub has all requisite limited liability company power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Parent and Merger Sub and no other limited liability company proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the filing of the Certificate of Merger pursuant to the DGCL and DLLCA. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium and other similar Laws affecting creditors’ rights generally and by general principles of equity.

(b)               Non-contravention. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated by this Agreement, do not and will not: (i) contravene or conflict with, or result in any violation or breach of, the certificate of incorporation or by-laws of Parent or Merger Sub; (ii) subject to compliance with the requirements set forth in clauses (i)-(iv) of Section 4.02(c), conflict with or

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violate any Law applicable to Parent or Merger Sub or any of their respective properties or assets; (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation, or require any Consent under any Contract to which Parent or its Subsidiaries, including Merger Sub, are a party or otherwise bound; or (iv) result in the creation of any Lien (other than Permitted Liens) on any of the properties or assets of Parent or Merger Sub, except, in the case of each of clauses (ii), (iii) and (iv), for any conflicts, violations, breaches, defaults, terminations, amendments, accelerations, cancellations or Liens, or where the failure to obtain any Consents, in each case, would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent's and Merger Sub's ability to consummate the transactions contemplated by this Agreement.

(c)                Governmental Consents. No Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance by Parent and Merger Sub of this Agreement or the consummation by Parent and Merger Sub of the Merger and other transactions contemplated hereby, except for: (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business; (ii) the filing of the Company Information Statement with the SEC in accordance with the Exchange Act, and such reports under the Exchange Act as may be required in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement; (iii) such Consents as may be required under applicable state securities or "blue sky" laws and the securities Laws of any foreign country; and (iv) such other Consents which if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent's and Merger Sub's ability to consummate the transactions contemplated by this Agreement.

Section 4.03        Information Statement

. None of the information with respect to Parent or Merger Sub that Parent or any of its Representatives furnishes in writing to the Company expressly for use in the Company Information Statement, will, at the date such Company Information Statement is first mailed to the Company's stockholders or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent or Merger Sub with respect to statements made or incorporated by reference therein supplied by the Company or its Representatives expressly for inclusion or incorporation by reference in the Company Information Statement.

Section 4.04        Financial Capability

. Parent has or will have, and will cause Merger Sub to have, prior to the Effective Time, sufficient funds to pay the aggregate Merger Consideration contemplated by this Agreement and to perform the other obligations of Parent and Merger Sub contemplated by this Agreement.

Section 4.05        Legal Proceedings

. As of the date hereof, there is no pending or, to the Knowledge of Parent, threatened, Legal Action against Parent or any of its Subsidiaries, including Merger Sub, nor is there any injunction, order, judgment, ruling or decree imposed upon Parent or any of its Subsidiaries, including Merger Sub, in each case, by or before any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a material adverse effect on Parent's and Merger Sub's ability to consummate the transactions contemplated by this Agreement.

Article V
Covenants

Section 5.01        Conduct of Business of the Company

. The Company shall, and shall cause each of its Subsidiaries to, during the period from the date of this Agreement until the Effective Time, except as expressly contemplated by this Agreement or as required by applicable Law or with the prior written consent of Parent, conduct its business in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, the Company shall, and shall cause each of its Subsidiaries to, use its reasonable best efforts to preserve substantially intact its and its Subsidiaries' business organization, to keep available the services of its and its Subsidiaries' current officers and employees, to preserve its and its Subsidiaries' present relationships with customers, suppliers, distributors, licensors, licensees and other Persons having business relationships with it. Without limiting the generality of the foregoing, between the date of this Agreement and the Effective Time, except as otherwise expressly contemplated by this Agreement or as set forth on Section 5.01 of the Company Disclosure Letter or as required by applicable Law, the Company shall not, nor shall it permit any of its Subsidiaries to, without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed):

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(a)                amend or propose to amend its certificate of incorporation or by-laws (or other comparable organizational documents);

(b)               (i) split, combine or reclassify any Company Securities or Company Subsidiary Securities, (ii) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Company Securities or Company Subsidiary Securities, (iii) declare, set aside or pay any dividend or distribution (whether in cash, stock, property or otherwise) in respect of, or enter into any Contract with respect to the voting of, any shares of its capital stock (other than dividends from its direct or indirect wholly-owned Subsidiary);

(c)                issue, sell, pledge, dispose of or encumber any Company Securities or Company Subsidiary Securities, other than (i) the issuance of shares of Company Common Stock upon the exercise of any Company Equity Award outstanding as of the date of this Agreement in accordance with its terms, (ii) the issuance of shares of Company Common Stock in respect of other equity compensation awards outstanding under Company Stock Plans as of the date of this Agreement in accordance with their terms, or (iii) the issuance of Company Equity Awards and the issuance of shares of Company Common Stock upon the exercise of such Company Equity Awards (other than directors or executive officers of the Company) in accordance with their terms in the ordinary course of business consistent with past practice;

(d)               acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person in excess of $25,000 in the aggregate;

(e)                (i) transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), including the capital stock or other equity interests in any Subsidiary of the Company, provided that the foregoing shall not prohibit the Company and its Subsidiaries from transferring, licensing, selling, leasing or disposing of obsolete equipment or assets being replaced, in each case in the ordinary course of business consistent with past practice, or (ii) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(f)                repurchase, prepay or incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any "keep well" or other Contract to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(g)               enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiry date), any Company Material Contract or any other Contract that, if in effect as of the date hereof would constitute a Company Material Contract hereunder;

(h)               institute, settle or compromise any Legal Actions pending or threatened before any arbitrator, court or other Governmental Entity involving the payment of monetary damages by the Company or any of its Subsidiaries of any amount exceeding $25,000 in the aggregate, other than (i) any Legal Action brought against Parent or Merger Sub arising out of a breach or alleged breach of this Agreement by Parent or Merger Sub, and (ii) the settlement of claims, liabilities or obligations reserved against on the most recent balance sheet of the Company included in the Company SEC Documents; provided that neither the Company nor any of its Subsidiaries shall settle or agree to settle any Legal Action which settlement involves a conduct remedy or injunctive or similar relief or has a restrictive impact on the Company's business;

(i)                 make any material change in any method of financial accounting principles or practices, in each case except for any such change required by a change in GAAP or applicable Law;

(j)                 (i) settle or compromise any material Tax claim, audit or assessment, (ii) make or change any material Tax election, change any annual Tax accounting period, adopt or change any method of Tax accounting, (iii) amend any material Tax Returns or file claims for material Tax refunds, or (iv) enter into any material closing agreement, surrender in writing any right to claim a material Tax refund, offset or other reduction in Tax liability or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

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(k)               enter into any material agreement, agreement in principle, letter of intent, memorandum of understanding or similar Contract with respect to any joint venture, strategic partnership or alliance;

(l)                 except in connection with actions permitted by Section 5.04 hereof, take any action to exempt any Person from, or make any acquisition of securities of the Company by any Person not subject to, any state takeover statute or similar statute or regulation that applies to Company with respect to a Takeover Proposal or otherwise, except for Parent, Merger Sub or any of their respective Subsidiaries or Affiliates, or the transactions contemplated by this Agreement; or

(m)             agree or commit to do any of the foregoing.

Section 5.02        Other Actions

. From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company and Parent shall not, and shall not permit any of their respective Subsidiaries to, take, or agree or commit to take, any action that would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Merger or the other transactions contemplated by this Agreement.

Section 5.03        Access to Information; Confidentiality.

(a)                From the date of this Agreement until the earlier to occur of the Effective Time or the termination of this Agreement in accordance with the terms set forth in Article VII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and Parent's Representatives reasonable access, at reasonable times and in a manner as shall not unreasonably interfere with the business or operations of the Company or any Subsidiary thereof, to the officers, employees, accountants, agents, properties, offices and other facilities and to all books, records, contracts and other assets of the Company and its Subsidiaries, and the Company shall, and shall cause its Subsidiaries to, furnish promptly to Parent such other information concerning the business and properties of the Company and its Subsidiaries as Parent may reasonably request from time to time. Neither the Company nor any of its Subsidiaries shall be required to provide access to or disclose information where such access or disclosure would jeopardize the protection of attorney-client privilege or contravene any Law (it being agreed that the parties shall use their reasonable best efforts to cause such information to be provided in a manner that would not result in such jeopardy or contravention). No investigation shall affect the Company's representations and warranties contained herein, or limit or otherwise affect the remedies available to Parent or Merger Sub pursuant to this Agreement.

Section 5.04        No Solicitation.

(a)                The Company shall not, and shall cause its Subsidiaries not to, and shall not authorize or permit its and its Subsidiaries' directors, officers, employees, advisors and investment bankers (with respect to any Person, the foregoing Persons are referred to herein as such Person's "Representatives") to, directly or indirectly, solicit, initiate or knowingly take any action to facilitate or encourage the submission of any Takeover Proposal or the making of any proposal that could reasonably be expected to lead to any Takeover Proposal, or, subject to Section 5.04(b), (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to, afford access to the business, properties, assets, books or records of the Company or any of its Subsidiaries to, or knowingly assist, participate in, facilitate or encourage any effort by, any third party that is seeking to make, or has made, any Takeover Proposal, (ii) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries, or (iii) enter into any agreement in principle, letter of intent, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Takeover Proposal (each, a "Company Acquisition Agreement"). Subject to Section 5.04(b), neither the Company Board nor any committee thereof shall fail to make, withdraw, amend, modify or materially qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, or recommend a Takeover Proposal, fail to recommend against acceptance of any tender offer or exchange offer for the shares of Company Common Stock within ten (10) Business Days after the commencement of such offer, or make any public statement inconsistent with the Company Board Recommendation, or resolve or agree to take any of the foregoing actions (any of the foregoing, a "Company Adverse Recommendation Change"). The Company shall, and shall cause its Subsidiaries to cease immediately and cause to be terminated, and shall not authorize or knowingly permit any of its or their Representatives to continue, any and all existing activities, discussions or negotiations, if any, with any third party conducted prior to the date hereof with respect to any Takeover Proposal and shall use its reasonable best efforts to cause any such third party (or its agents or advisors) in possession of non-public information in respect of the Company or any of its Subsidiaries that was furnished by or on behalf of the Company and its Subsidiaries to return or destroy (and confirm destruction of) all such information.

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(b)               Notwithstanding Section 5.04(a), prior to the receipt of the Company Requisite Vote, the Company Board, directly or indirectly through any Representative, may, subject to Section 5.04(c) (i) participate in negotiations or discussions with any third party that has made (and not withdrawn) a bona fide, unsolicited Takeover Proposal in writing that the Company Board believes in good faith, after consultation with outside legal counsel, constitutes or would reasonably be expected to result in a Superior Proposal, (ii) thereafter furnish to such third party non-public information relating to the Company or any of its Subsidiaries pursuant to an executed confidentiality agreement that constitutes an Acceptable Confidentiality Agreement (a copy of which confidentiality agreement shall be promptly (in all events within twenty-four (24) hours) provided for informational purposes only to Parent), (iii) following receipt of and on account of a Superior Proposal, make a Company Adverse Recommendation Change, and/or (iv) take any action that any court of competent jurisdiction orders the Company to take (which order remains unstayed), but in each case referred to in the foregoing clauses (i) through (iv), only if the Company Board determines in good faith, after consultation with outside legal counsel, that the failure to take such action would reasonably be expected to cause the Company Board to be in breach of its fiduciary duties under applicable Law. Nothing contained herein shall prevent the Company Board from disclosing to the Company's stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act with regard to a Takeover Proposal, if the Company determines, after consultation with outside legal counsel, that failure to disclose such position would constitute a violation of applicable Law.

(c)                The Company Board shall not take any of the actions referred to in clauses (i) through (iv) of Section 5.04(b) unless the Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action. The Company shall notify Parent promptly (but in no event later than twenty-four (24) hours) after it obtains Knowledge of the receipt by the Company (or any of its Representatives) of any Takeover Proposal, any inquiry that would reasonably be expected to lead to a Takeover Proposal, any request for non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books or records of the Company or any of its Subsidiaries by any third party. In such notice, the Company shall identify the third party making, and details of the material terms and conditions of, any such Takeover Proposal, indication or request. The Company shall keep Parent fully informed, on a current basis, of the status and material terms of any such Takeover Proposal, indication or request, including any material amendments or proposed amendments as to price and other material terms thereof. The Company shall provide Parent with at least forty-eight (48) hours prior notice of any meeting of the Company Board (or such lesser notice as is provided to the members of the Company Board) at which the Company Board is reasonably expected to consider any Takeover Proposal. The Company shall promptly provide Parent with a list of any non-public information concerning the Company's business, present or future performance, financial condition or results of operations, provided to any third party, and, to the extent such information has not been previously provided to Parent, copies of such information.

(d)               Except as set forth in this Section 5.04(d), the Company Board shall not make any Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement. Notwithstanding the foregoing, at any time prior to the receipt of the Company Requisite Vote, the Company Board may make a Company Adverse Recommendation Change or enter into (or permit any Subsidiary to enter into) a Company Acquisition Agreement, if: (i) the Company promptly notifies Parent, in writing, at least five (5) Business Days (the "Notice Period") before making a Company Adverse Recommendation Change or entering into (or causing a Subsidiary to enter into) a Company Acquisition Agreement, of its intention to take such action with respect to a Superior Proposal, which notice shall state expressly that the Company has received a Takeover Proposal that the Company Board intends to declare a Superior Proposal and that the Company Board intends to make a Company Adverse Recommendation Change and/or the Company intends to enter into a Company Acquisition Agreement; (ii) the Company attaches to such notice the most current version of the proposed agreement (which version shall be updated on a prompt basis) and the identity of the third party making such Superior Proposal; (iii) the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause its and its Subsidiaries' Representatives to, during the Notice Period, negotiate with Parent in good faith to make such adjustments in the terms and conditions of this Agreement so that such Takeover Proposal ceases to constitute a Superior Proposal, if Parent, in its discretion, proposes to make such adjustments (it being agreed that in the event that, after commencement of the Notice Period, there is any material revision to the terms of a Superior Proposal, including, any revision in price, the Notice Period shall be extended, if applicable, to ensure that at least three (3) Business Days remains in the Notice Period subsequent to the time the Company notifies Parent of any such material revision (it being understood that there may be multiple extensions)); and (iv) the Company Board determines in good faith, after consulting with outside legal counsel, that such Takeover Proposal continues to constitute a Superior Proposal after taking into account any adjustments made by Parent during the Notice Period in the terms and conditions of this Agreement.

Section 5.05        Stockholders’ Written Consent; Information Statement.

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(a)                Subject to the terms set forth in this Agreement, including Section 5.04, the Company shall use reasonable best efforts to secure the written consent of the holders of Company Common Stock in favor of the adoption of this Agreement and approval of the Merger (the “Written Consent”) as soon as reasonably practicable after the date of this Agreement.  Except to the extent that the Company Board shall have effected a Company Adverse Recommendation Change as permitted by Section 5.04(b) hereof, the Company Information Statement shall include the Company Board Recommendation.  The Company shall have no obligation to call or hold a special meeting of the Stockholders of the Company to consider the adoption of this Agreement.

(b)               As soon as reasonably practicable following receipt of the Written Consent, the Company shall prepare and file the Company Information Statement with the SEC. Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Company Information Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Company Information Statement. The Company shall not file the Company Information Statement, or any amendment or supplement thereto, without providing Parent a reasonable opportunity to review and comment thereon (which comments shall be reasonably considered by the Company). The Company shall use its reasonable best efforts to resolve, and each party agrees to consult and cooperate with the other party in resolving, all SEC comments with respect to the Company Information Statement as promptly as practicable after receipt thereof and to cause the Company Information Statement in definitive form to be cleared by the SEC and mailed to the Company's stockholders as promptly as reasonably practicable following filing with the SEC. The Company agrees to consult with Parent prior to responding to SEC comments with respect to the preliminary Company Information Statement. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Company Information Statement which shall have become false or misleading and the Company shall promptly prepare and mail to its stockholders an amendment or supplement setting forth such correction. The Company shall as soon as reasonably practicable (i) notify Parent of the receipt of any comments from the SEC with respect to the Company Information Statement and any request by the SEC for any amendment to the Company Information Statement or for additional information and (ii) provide Parent with copies of all written correspondence between the Company and its Representatives, on the one hand, and the SEC, on the other hand, with respect to the Company Information Statement.

Section 5.06        Notices of Certain Events

. The Company shall notify Parent and Merger Sub, and Parent and Merger Sub shall notify the Company, promptly of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement, (ii) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (iii) any Legal Actions commenced, or to such party's knowledge, threatened, against the Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement, and (iv) any event, change or effect between the date of this Agreement and the Effective Time which causes or is reasonably likely to cause the failure of the conditions set forth in Section 6.02(a), Section 6.02(b) or Section 6.02(c) of this Agreement (in the case of the Company and its Subsidiaries) or Section 6.03(a) or Section 6.03(b) of this Agreement (in the case of Parent and Merger Sub), to be satisfied. In no event shall (x) the delivery of any notice by a party pursuant to this Section 5.06 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) disclosure by the Company or Parent be deemed to amend or supplement the Company Disclosure Letter or constitute an exception to any representation or warranty. This Section 5.06 shall not constitute a covenant or agreement for purposes of Section 6.02(b) or Section 6.03(b).

Section 5.07        Reserved

Section 5.08        Directors' and Officers' Indemnification and Insurance

(a)                Parent and Merger Sub agree that all rights to indemnification, advancement of expenses and exculpation by the Company now existing in favor of each Person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time an officer or director of the Company and its Subsidiaries (each an "Indemnified Party") as provided in the Company Charter Documents, in each case as in effect on the date of this Agreement, or pursuant to any other Contracts in effect on the date hereof and disclosed in Section 5.08, shall be assumed by the Surviving Company in the Merger, without further action, at the Effective Time and shall survive the Merger and shall remain in full force and effect in accordance with their terms, and, in the event that any proceeding is pending or asserted or any claim made during such period, until the final disposition of such proceeding or claim.

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(b)               For six years after the Effective Time, to the fullest extent permitted under applicable Law, Parent and the Surviving Company (the "Indemnifying Parties") shall indemnify, defend and hold harmless each Indemnified Party against all losses, claims, damages, liabilities, fees, expenses, judgments and fines arising in whole or in part out of actions or omissions in their capacity as such occurring at or prior to the Effective Time (including in connection with the transactions contemplated by this Agreement), and shall reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such losses, claims, damages, liabilities, fees, expenses, judgments and fines as such expenses are incurred, subject to the Surviving Company's receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined in a final and non-appealable judgment of a court of competent jurisdiction that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, that the Surviving Company will not be liable for any settlement effected without the Surviving Company's prior written consent (which consent shall not be unreasonably withheld or delayed).

(c)                The Surviving Company shall, and Parent shall cause the Surviving Company to, (i) maintain in effect for a period of six (6) years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by the Company immediately prior to the Effective Time (provided that the Surviving Company may substitute therefor policies, of at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries when compared to the insurance maintained by the Company as of the date hereof), or (ii) obtain as of the Effective Time "tail" insurance policies with a claims period of six (6) years from the Effective Time with at least the same coverage and amounts and containing terms and conditions that are not less advantageous to the directors and officers of the Company and its Subsidiaries, in each case with respect to claims arising out of or relating to events which occurred before or at the Effective Time (including in connection with the transactions contemplated by this Agreement); provided, however, that in no event will the Surviving Company be required to expend an annual premium for such coverage in excess of 125% of the last annual premium paid by the Company for such insurance prior to the date of this Agreement, which amount is set forth on Section 5.08(c) of the Company Disclosure Letter (the "Maximum Premium"). If such insurance coverage cannot be obtained at an annual premium equal to or less than the Maximum Premium, the Surviving Company will obtain, and Parent will cause the Surviving Company to obtain, that amount of directors' and officers' insurance (or "tail" coverage) obtainable for an annual premium equal to the Maximum Premium.

(d)               The obligations of Parent and the Surviving Company under this Section 5.08 shall survive the consummation of the Merger and shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 5.08 applies without the consent of such affected Indemnified Party (it being expressly agreed that the Indemnified Parties to whom this Section 5.08 applies shall be third party beneficiaries of this Section 5.08, each of whom may enforce the provisions of this Section 5.08).

(e)                In the event Parent, the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or Surviving Company or entity in such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in either such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall assume all of the obligations set forth in this Section 5.08. The agreements and covenants contained herein shall not be deemed to be exclusive of any other rights to which any Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or its officers, directors and employees, it being understood and agreed that the indemnification provided for in this Section 5.08 is not prior to, or in substitution for, any such claims under any such policies.

Section 5.09        Reasonable Best Efforts.

(a)                Upon the terms and subject to the conditions set forth in this Agreement (including those contained in this Section 5.09), each of the parties hereto shall, and shall cause its Subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including (i) the obtaining of all necessary permits, waivers, consents, approvals and actions or nonactions from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entities, (ii) the obtaining of all necessary consents or waivers from third parties, and (iii) the execution and delivery of any additional instruments necessary

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to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. The Company and Parent shall, subject to applicable Law, promptly (x) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii) and (iii) immediately above and (y) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any Governmental Entity regarding any of the transactions contemplated by this Agreement. If the Company or Parent receives a request for additional information or documentary material from any Governmental Entity with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable Law and by any applicable Governmental Entity, provide the other party's counsel with advance notice and the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

(b)               Reserved.

(c)                In the event that any administrative or judicial action or proceeding is instituted (or threatened to be instituted) by a Governmental Entity or private party challenging the Merger or any other transaction contemplated by this Agreement, or any other agreement contemplated hereby, the Company shall cooperate in all respects with Parent and Merger Sub and shall use its reasonable best efforts to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement. Notwithstanding anything in this Agreement to the contrary, none of Parent, Merger Sub or any of their Affiliates shall be required to defend, contest or resist any action or proceeding, whether judicial or administrative, or to take any action to have vacated, lifted, reversed or overturned any Order, in connection with the transactions contemplated by this Agreement.

(d)               Notwithstanding anything to the contrary set forth in this Agreement, none of Parent, Merger Sub or any of their Subsidiaries shall be required to, and the Company may not, without the prior written consent of Parent, become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any requirement, condition, limitation, understanding, agreement or order to (i) sell, license, assign, transfer, divest, hold separate or otherwise dispose of any assets, business or portion of business of the Company, the Surviving Company, Parent, Merger Sub or any of their respective Subsidiaries, (ii) conduct, restrict, operate, invest or otherwise change the assets, business or portion of business of the Company, the Surviving Company, Parent, Merger Sub or any of their respective Subsidiaries in any manner, or (iii) impose any restriction, requirement or limitation on the operation of the business or portion of the business of the Company, the Surviving Company, Parent, Merger Sub or any of their respective Subsidiaries; provided that, if requested by Parent, the Company will become subject to, consent to, or offer or agree to, or otherwise take any action with respect to, any such requirement, condition, limitation, understanding, agreement or order so long as such requirement, condition, limitation, understanding, agreement or order is only binding on the Company in the event the Closing occurs.

Section 5.10        Public Announcements

. The initial press release with respect to this Agreement and the transactions contemplated hereby shall be a release mutually agreed to by the Company and Parent. Thereafter, each of the Company, Parent and Merger Sub agrees that no public release or announcement concerning the transactions contemplated hereby shall be issued by any party without the prior written consent of the Company and Parent (which consent shall not be unreasonably withheld or delayed), except as such release or announcement may be permitted by Section 5.04 or required by applicable Law or the rules or regulations of any applicable United States securities exchange or Governmental Entity to which the relevant party is subject, wherever situated, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on such release or announcement in advance of such issuance.

Section 5.11        Takeover Statutes

. If any "control share acquisition", "fair price", "moratorium" or other anti-takeover Law becomes or is deemed to be applicable to the Company, Parent, Merger Sub, the Merger or any other transaction contemplated by this Agreement, then each of the Company, Parent, Merger Sub, and their respective board of directors shall grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to render such anti-takeover Law inapplicable to the foregoing.

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Section 5.12        Section 16 Matters

. Prior to the Effective Time, the Company shall take all such steps as may be required to cause to be exempt under Rule 16b-3 promulgated under the Exchange Act any dispositions of shares of Company Common Stock (including derivative securities with respect to such shares) that are treated as dispositions under such rule and result from the transactions contemplated by this Agreement by each director or officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company.

Section 5.13        Further Assurances

. At and after the Effective Time, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Merger.

Article VI
Conditions

Section 6.01        Conditions to Each Party's Obligation to Effect the Merger

. The respective obligations of each party to this Agreement to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)                Company Stockholder Approval. This Agreement will have been duly adopted by the Requisite Company Vote.

(b)               Reserved.

(c)                No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Laws or Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(d)               Governmental Consents. All consents, approvals and other authorizations of any Governmental Entity set forth in Section 6.01 of the Company Disclosure Letter, including SEC clearance of the definitive form of the Company Information Statement, and required to consummate the Merger and the other transactions contemplated by this Agreement (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware) shall have been obtained, free of any condition that would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on Parent's and Merger Sub's ability to consummate the transactions contemplated by this Agreement.

Section 6.02        Conditions to Obligations of Parent and Merger Sub

. The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent and Merger Sub on or prior to the Closing Date of the following conditions:

(a)                Representations and Warranties. (i) The representations and warranties of the Company (other than in Section 3.01(a), Section 3.02(a) (second sentence), Section 3.02(b)(i) (first sentence), Section 3.02(c) (last sentence), Section 3.03(a), Section 3.04(b) and Section 3.05(a) set forth in Article III of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words "Company Material Adverse Effect," "in all material respects," "in any material respect," "material" or "materially") when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (ii) the representations and warranties of the Company contained in Section 3.02(a) (second sentence), Section 3.02(b)(i) (first sentence), and Section 3.02(c) (last sentence) shall be true and correct (other than de minimis inaccuracies) when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all material respects as of that date), and (iii) the representations and warranties contained in Section 3.01(a), Section 3.03(a), Section 3.04(b), and Section 3.05(a) shall be true and correct in all respects when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date).

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(b)               Performance of Covenants. The Company shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by it hereunder.

(c)                Company Material Adverse Effect. Since the date of this Agreement, there shall not have been any Company Material Adverse Effect or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

(d)               Officers Certificate. Parent will have received a certificate, signed by the chief executive officer or chief financial officer of the Company, certifying as to the matters set forth in Section 6.02(a), Section 6.02(b) and Section 6.02(c) hereof.

Section 6.03        Conditions to Obligation of the Company

. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company on or prior to the Closing Date of the following conditions:

(a)                Representations and warranties. The representations and warranties of Parent and Merger Sub set forth in Article IV of this Agreement shall be true and correct in all respects (without giving effect to any limitation indicated by the words "material adverse effect," "in all material respects," "in any material respect," "material" or "materially") when made and as of immediately prior to the Effective Time, as if made at and as of such time (except those representations and warranties that address matters only as of a particular date, which shall be true and correct in all respects as of that date), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on Parent's and Merger Sub's ability to consummate the transactions contemplated by this Agreement.

(b)               Performance of covenants. Parent and Merger Sub shall have performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them hereunder.

(c)                Officers certificate. The Company will have received a certificate, signed by an officer of Parent, certifying as to the matters set forth in Section 6.03(a) and Section 6.03(b).

Article VII
Termination, Amendment and Waiver

Section 7.01        Termination By Mutual Consent

. This Agreement may be terminated at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company) by mutual written consent of Parent, Merger Sub and the Company.

Section 7.02        Termination By Either Parent or the Company

. This Agreement may be terminated by either Parent or the Company at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)                if the Merger has not been consummated on or before December 31, 2013 (the "End Date"); provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the failure of the Merger to be consummated on or before the End Date;

(b)               if any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order making illegal, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger or the other transactions contemplated by this Agreement, and such Law or Order shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(b) shall not be available to any party whose breach of any representation, warranty, covenant or agreement set forth in this Agreement has been the cause of, or resulted in, the issuance, promulgation, enforcement or entry of any such Law or Order; or

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(c)                if this Agreement has been submitted to the stockholders of the Company for adoption in connection with obtaining the Requisite Company Vote shall not have been obtained at such meeting (including any adjournment or postponement thereof).

Section 7.03        Termination By Parent

. This Agreement may be terminated by Parent at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):

(a)                if (i) a Company Adverse Recommendation Change shall have occurred, (ii) the Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement), (iii) the Company shall have breached or failed to perform in any material respect any of the covenants and agreements set forth in Section 5.04, (iv) the Company Board fails to reaffirm (publicly, if so requested by Parent) the Company Board Recommendation within ten (10) Business Days after the date any Takeover Proposal (or material modification thereto) is first publicly disclosed by the Company or the Person making such Takeover Proposal, (v) a tender offer or exchange offer relating to Company Common Stock shall have been commenced by a Person unaffiliated with Parent and the Company shall not have sent to its stockholders pursuant to Rule 14e-2 under the Securities Act, within ten (10) Business Days after such tender offer or exchange offer is first published, sent or given, a statement reaffirming the Company Board Recommendation and recommending that stockholders reject such tender or exchange offer, or (vi) the Company or the Company Board (or any committee thereof) shall publicly announce its intentions to do any of actions specified in this Section 7.03(a); or

(b)               if there shall have been a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.02(a) or Section 6.02(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that Parent shall have given the Company at least 30 days written notice prior to such termination stating Parent's intention to terminate this Agreement pursuant to this Section 7.03(b).

Section 7.04        Termination By the Company

. This Agreement may be terminated by the Company at any time prior to the Effective Time (notwithstanding, in the case of Section 7.04(b) immediately below, any approval of this Agreement by the stockholders of the Company):

(a)                if prior to the receipt of the Requisite Company Vote, the Company Board authorizes the Company, in full compliance with the terms of this Agreement, including Section 5.04(b) hereof, to enter into a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement) in respect of a Superior Proposal; provided that the Company shall have paid any amounts due pursuant to Section 7.06(b) hereof in accordance with the terms, and at the times, specified therein; and provided further that in the event of such termination, the Company substantially concurrently enters into such Company Acquisition Agreement; or

(b)               if there shall have been a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement such that the conditions to the Closing of the Merger set forth in Section 6.03(a) or Section 6.03(b), as applicable, would not be satisfied and, in either such case, such breach is incapable of being cured by the End Date; provided that the Company shall have given Parent at least 30 days written notice prior to such termination stating the Company's intention to terminate this Agreement pursuant to this Section 7.04(b).

Section 7.05        Notice of Termination; Effect of Termination

. The party desiring to terminate this Agreement pursuant to this Article VII (other than pursuant to Section 7.01) shall deliver written notice of such termination to each other party hereto specifying with particularity the reason for such termination, and any such termination in accordance with Section 7.05 shall be effective immediately upon delivery of such written notice to the other party. If this Agreement is terminated pursuant to this Article VII, it will become void and of no further force and effect, with no liability on the part of any party to this Agreement (or any stockholder, director, officer, employee, agent or Representative of such party) to any other party hereto, except (i) with respect to Error! Reference source not found., this Section 7.05, Section 7.06 and Article VIII (and any related definitions contained in any such Sections or Article), which shall remain in full force and effect and (ii) with respect to any liabilities or damages incurred or suffered by a party, to the extent such liabilities or damages were the result of fraud or the breach by another party of any of its representations, warranties, covenants or other agreements set forth in this Agreement.

Section 7.06        Fees and Expenses Following Termination.

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(a)                If this Agreement is terminated by Parent pursuant to Section 7.03(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), within two (2) Business Days after such termination, a fee in an amount equal to the Termination Fee, plus, Parent's Expenses actually incurred by Parent on or prior to the termination of this Agreement.

(b)               If this Agreement is terminated by the Company pursuant to Section 7.04(a), then the Company shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, the Termination Fee, plus, Parent's Expenses actually incurred by Parent on or prior to the termination of this Agreement.

(c)                If this Agreement is terminated (i) by Parent pursuant to Section 7.03(b), provided that the Requisite Company Vote shall not have been obtained or (ii) by the Company or Parent pursuant to (x) Section 7.02(a) hereof and provided that the Requisite Company Vote shall not have been obtained or (y) Section 7.02(c) hereof and, in the case of clauses (i) and (ii) immediately above, (A) prior to such termination (in the case of termination pursuant to Section 7.02(a) or Section 7.03(b)), a Takeover Proposal shall (1) in the case of a termination pursuant to Section 7.02(a) or Section 7.02(c), have been publicly disclosed and not withdrawn or (2) in the case of a termination pursuant to Section 7.03(b), have been publicly disclosed or otherwise made or communicated to the Company or the Company Board, and not withdrawn, and (B) within 12 (twelve) months following the date of such termination of this Agreement the Company shall have entered into a definitive agreement with respect to any Takeover Proposal, or any Takeover Proposal shall have been consummated (in each case whether or not such Takeover Proposal is the same as the original Takeover Proposal made, communicated or publicly disclosed), then in any such event the Company shall pay to Parent (by wire transfer of immediately available funds), immediately prior to and as a condition to consummating such transaction, the Termination Fee, plus, Parent's Expenses actually incurred by Parent on or prior to the termination of this Agreement (it being understood for all purposes of this Section 7.06(c), all references in the definition of Takeover Proposal to 15% shall be deemed to be references to "more than 50%" instead). If a Person (other than Parent) makes a Takeover Proposal that has been publicly disclosed and subsequently withdrawn prior to such termination or the Company Stockholder Meeting, as applicable, and, within 12 (twelve) months following the date of the termination of this Agreement, such Person or any of its controlled Affiliates makes a Takeover Proposal that is publicly disclosed, such initial Takeover Proposal shall be deemed to have been "not withdrawn" for purposes of clauses (1) and (2) of this paragraph (c).

(d)               The Company acknowledges and hereby agrees that the provisions of this Section 7.06 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, Parent and Merger Sub would not have entered into this Agreement. If the Company shall fail to pay in a timely manner the amounts due pursuant to this Section 7.06, and, in order to obtain such payment, Parent makes a claim against the Company that results in a judgment against the Company, the Company shall pay to Parent the reasonable costs and expenses of Parent (including its reasonable attorneys' fees and expenses) incurred or accrued in connection with such suit, together with interest on the amounts set forth in this Section 7.06 at the prime lending rate prevailing during such period as published in The Wall Street Journal. Any interest payable hereunder shall be calculated on a daily basis from the date such amounts were required to be paid until (but excluding) the date of actual payment, and on the basis of a 360-day year. The parties acknowledge and agree that in no event shall the Company be obligated to pay the Termination Fee on more than one occasion.

(e)                Except as expressly set forth in this Section 7.06, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such Expenses.

Section 7.07        Amendment

. At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Requisite Company Vote, by written agreement signed by each of the parties hereto; provided, however, that following the receipt of the Requisite Company Vote, there shall be no amendment or supplement to the provisions of this Agreement which by Law or in accordance with the rules of any relevant self regulatory organization would require further approval by the holders of Company Common Stock without such approval.

Section 7.08        Extension; Waiver

. At any time prior to the Effective Time, Parent or Merger Sub, on the one hand, or the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other party(ies), (b) waive any inaccuracies in the representations and warranties of the other party(ies) contained in this Agreement or in any document delivered under this Agreement, or (c) unless prohibited by applicable Law, waive compliance with any of the covenants, agreements or conditions contained in this Agreement. Any agreement on the part of a party to any extension or waiver will be valid only if set forth in an instrument in writing signed by such party. The failure of any party to assert any of its rights under this Agreement or otherwise will not constitute a waiver of such rights.

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Article VIII
Miscellaneous

Section 8.01        Definitions

. For purposes of this Agreement, the following terms will have the following meanings when used herein with initial capital letters:

"Acceptable Confidentiality Agreement" means a confidentiality and standstill agreement that is in a form reasonably acceptable to the Company and Parent.

"Affiliate" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, "control" (including, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract or otherwise.

"Agreement" has the meaning set forth in the Preamble.

"Book-Entry Shares" has the meaning set forth in Section 2.02(a).

"Business Day" means any day, other than Saturday, Sunday or any day on which banking institutions located in Houston, Texas are authorized or required by Law or other governmental action to close.

"Certificate" has the meaning set forth in Section 2.01(c).

"Certificate of Merger" has the meaning set forth in Section 1.03.

"Charter Documents" has the meaning set forth in Section 3.01(b).

"Closing" has the meaning set forth in Section 1.02.

"Closing Date" has the meaning set forth in Section 1.02.

"Code" has the meaning set forth in Section 2.05.

"Company" has the meaning set forth in the Preamble.

"Company Acquisition Agreement" has the meaning set forth in Section 5.04(a).

"Company Adverse Recommendation Change" has the meaning set forth in Section 5.04(a).

"Company Balance Sheet" has the meaning set forth in Section 3.04(c).

"Company Board" has the meaning set forth in the Recitals.

"Company Board Recommendation" has the meaning set forth in Section 3.03(d).

"Company Common Stock" has the meaning set forth in the Recitals.

"Company Disclosure Letter" has the meaning set forth in the introductory language in Article III.

"Company Equity Award" means a Company Stock Option or a Company Stock Award or a phantom stock award, as the case may be.

"Company Information Statement" has the meaning set forth in Section 3.07.

"Company Material Adverse Effect" means any event, occurrence, fact, condition or change that is, or would reasonably be expected to become, individually or in the aggregate, materially adverse to (i) the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company and its Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (a) changes generally affecting the economy, financial or securities markets; (b) the announcement of the transactions contemplated by this Agreement; (c) any outbreak or escalation of war or any act of terrorism; or (d) general conditions in the industry in which the Company and its Subsidiaries operate; provided further, however, that any event, change and effect referred to in clauses (a), (c) or (d) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, compared to other participants in the industries in which the Company and its Subsidiaries conduct their businesses.

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"Company Material Contract" shall mean any "material contract" (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act), whether or not filed by the Company with the SEC.

"Company Preferred Stock" has the meaning set forth in Section 3.02(a).

"Company SEC Documents" has the meaning set forth in Section 3.04(a).

"Company Securities" has the meaning set forth in Section 3.02(b).

"Company Stock Award" has the meaning set forth in Section 2.07(b).

"Company Stock Option" has the meaning set forth in Section 2.07(a).

"Company Stock Plans" has the meaning set forth in Section 3.02(b).

"Company Subsidiary Securities" has the meaning set forth in Section 3.02(d).

"Consent" has the meaning set forth in Section 3.03(c).

"Contracts" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases or other binding instruments or binding commitments, whether written or oral.

"DGCL" has the meaning set forth in Section 1.01.

"DLLCA" has the meaning set forth in Section 1.01.

"Dissenting Shares" has the meaning set forth in Section 2.03.

"Effective Time" has the meaning set forth in Section 1.03.

"End Date" has the meaning set forth in Section 7.02(a).

"Exchange Act" has the meaning set forth in Section 3.03(c).

"Exchange Agent" has the meaning set forth in Section 2.02(a).

"Excluded Shares" means the shares of Company Common Stock owned by Parent, Merger Sub, the Company (as treasury stock or otherwise), any of their respective direct or indirect wholly-owned Subsidiaries, and all shares of Company Common Stock owned of record or beneficially by the Participating Stockholders.

"Expenses"  means, with respect to any Person, all reasonable and documented out-of-pocket fees and expenses (including all fees and expenses of counsel, accountants, financial advisors and investment bankers of such Person and its Affiliates), incurred by such Person or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and any transactions related thereto, any litigation with respect thereto, the preparation, printing, filing and mailing of the Company Information Statement, the filing of any required notices regulatory approvals, in any, and all other matters related to the Merger other transactions contemplated hereby.

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"GAAP" has the meaning set forth in Section 3.04(b).

"Governmental Entity" has the meaning set forth in Section 3.03(c).

"Indemnified Party" has the meaning set forth in Section 5.08(a).

"Indemnifying Parties" has the meaning set forth in Section 5.08(b).

"IRS" means the United States Internal Revenue Service.

"Knowledge" means, when used with respect to the Company, the actual or constructive knowledge of any officer or director, after due inquiry.

"Laws" means any domestic or foreign laws, common law, statutes, ordinances, rules, regulations, codes, Orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Entity.

"Legal Action" shall mean any claim, action, suit, arbitration, proceeding or, to the Knowledge of the Company, governmental investigation.

"Liability" shall mean any liability, indebtedness or obligation of any kind (whether accrued, absolute, contingent, matured, unmatured or otherwise, and whether or not required to be recorded or reflected on a balance sheet under GAAP).

"Liens" means, with respect to any property or asset, all pledges, liens, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

"Maximum Premium" has the meaning set forth in Section 5.08(c).

"Merger" has the meaning set forth in Section 1.01.

"Merger Sub" has the meaning set forth in the Preamble.

"Merger Consideration" has the meaning set forth in Section 2.01(b).

"Notice Period" has the meaning set forth in Section 5.04(d).

"Order" shall mean any order, writ, assessment, decision, injunction, decree, ruling or judgment of a Governmental Entity.

"Parent" has the meaning set forth in the Preamble.

"Participating Stockholders" means Frederick M. Pevow, Jr, John O. Niemann, Jr., John A. Raasch, GreyCap Energy LLC, Crosscap Management, Inc., Brady E. Crosswell, Christopher Robert Sis, Chauncey J. Gundelfinger, Jr., Brett C. Rule, John E. O’Shea, Jr., Steven Scheler and each additional investor made a party to the Support Agreement after the date hereof.

"Payment Fund" has the meaning set forth in Section 2.02(a).

"Permitted Liens" means (a) statutory Liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (b) mechanics', carriers', workers', repairers' and similar statutory Liens arising or incurred in the ordinary course of business for amounts which are not delinquent or which are being contested by appropriate proceedings (provided appropriate reserves required pursuant to GAAP have been made in respect thereof), (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over such Person's owned or leased real property, which are not violated by the current use and operation of such real property, (d) covenants, conditions, restrictions, easements and other similar non-monetary matters of record affecting title to such Person's owned or leased real property, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, (e) any right of way or easement related to public roads and highways, which do not materially impair the occupancy or use of such real property for the purposes for which it is currently used in connection with such Person's businesses, and (f) Liens arising under workers' compensation, unemployment insurance, social security, retirement and similar legislation.

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"Person" means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term will include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act).

"Representatives" has the meaning set forth in Section 5.04(a).

"Requisite Company Vote" has the meaning set forth in Section 3.03(a).

"SEC" has the meaning set forth in Section 3.03(c).

"Securities Act" has the meaning set forth in Section 3.04(a).

"Subsidiary" means, when used with respect to any party, and except as set forth on Section 8.01(iii) of the Company Disclosure Letter, any corporation or other organization, whether incorporated or unincorporated, a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries, or by such party and one or more of its subsidiaries.

"Superior Proposal" means a bona fide written Takeover Proposal involving the direct or indirect acquisition pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, of all or substantially all of the Company's consolidated assets or a majority of the outstanding Company Common Stock, that the Company Board determines in good faith (after consultation with outside legal counsel) is more favorable from a financial point of view to the holders of Company Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the third party making such Takeover Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Takeover Proposal, (d) the other terms and conditions of such Takeover Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Takeover Proposal deemed relevant by the Company Board and (e) any revisions to the terms of this Agreement and the Merger proposed by the Parent during the Notice Period set forth in Section 5.04(d).

"Support Agreement" has the meaning set forth in the Recitals.

"Surviving Company" has the meaning set forth in Section 1.01.

"Takeover Proposal" means a proposal or offer from, or indication of interest in making a proposal or offer by, any Person (other than Parent and its Subsidiaries, including Merger Sub) relating to any (a) direct or indirect acquisition of assets of the Company or its Subsidiaries (including any voting equity interests of Subsidiaries, but excluding sales of assets in the ordinary course of business) equal to fifteen percent (15%) or more of the fair market value of the Company's consolidated assets or to which fifteen percent (15%) or more of the Company's net revenues or net income on a consolidated basis are attributable, (b) direct or indirect acquisition of fifteen percent (15%) or more of the voting equity interests of the Company, (c) tender offer or exchange offer that if consummated would result in any Person beneficially owning (within the meaning of Section 13(d) of the Exchange Act) fifteen percent (15%) or more of the voting equity interests of the Company, (d) merger, consolidation, other business combination or similar transaction involving the Company or any of its Subsidiaries, pursuant to which such Person would own fifteen percent (15%) or more of the consolidated assets, net revenues or net income of the Company, taken as a whole, or (e) liquidation or dissolution (or the adoption of a plan of liquidation or dissolution) of the Company or the declaration or payment of an extraordinary dividend (whether in cash or other property) by the Company.

"Taxes" means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

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"Tax Returns" means any return, declaration, report, claim for refund, information return or statement or other document required to be filed with or provided to any taxing authority in respect of Taxes, including any schedule or attachment thereto, and including any amendment thereof.

"Termination Fee" means $75,000.

"Treasury Regulations" means the Treasury regulations promulgated under the Code.

"Voting Debt" has the meaning set forth in Section 3.02(c).

"Written Consent" has the meaning set forth in Section 5.05(a).

Section 8.02        Interpretation; Construction.

(a)                The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Schedule, such reference shall be to a Section or Schedule of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." A reference in this Agreement to $ or dollars is to U.S. dollars. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to "this Agreement" shall include the Company Disclosure Letter.

(b)               The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Section 8.03        Survival

. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement will survive the Effective Time. This Section 8.03 does not limit any covenant of the parties to this Agreement which, by its terms, contemplates performance after the Effective Time.

Section 8.04        Governing Law

. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware.

Section 8.05        Submission to Jurisdiction

. Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by any other party hereto or its successors or assigns shall be brought and determined exclusively in the state courts of the State of Texas sitting in Houston, Texas, or in the event (but only in the event) that such court does not have subject matter jurisdiction over such action or proceeding, in any court of the United States located in Houston, Texas. Each of the parties hereto agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.07 or in such other manner as may be permitted by applicable Laws, will be valid and sufficient service thereof. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court or tribunal other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve process in accordance with this Section 8.05, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (iii) to the fullest extent permitted by the applicable Law, any claim that (x) the suit, action or proceeding in such court is brought in an inconvenient forum, (y) the venue of such suit, action or proceeding is improper, or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

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Section 8.06        Waiver of Jury Trial

. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.06.

Section 8.07        Notices

. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested), (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient, or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.07):

If to Parent or Merger Sub, to:	Gateway Energy Holdings LLC 1415 Louisiana Street, Suite 4100 Houston, Texas 77002 Attention: Frederick M. Pevow, Jr. Facsimile:
If to the Company, to:	Gateway Energy Corporation 1415 Louisiana Street, Suite 4100 Houston, Texas 77002 Attention: David Huff Facsimile:
with a copy (which will not constitute notice to the Company) to:	Porter Hedges, LP 1000 Main Street, 36th Floor Houston, Texas 77002 Facsimile: 713.226.6244 Attention: Corey C. Brown

or to such other Persons, addresses or facsimile numbers as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 8.08        Entire Agreement

. This Agreement, the Company Disclosure Letter and the Support Agreement constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. In the event of any inconsistency between the statements in the body of this Agreement, the Support Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter), the statements in the body of this Agreement will control.

Section 8.09        No Third Party Beneficiaries

. Except as provided in Section 5.08 hereof (which shall be to the benefit of the parties referred to in such section), this Agreement is for the sole benefit of the parties hereto and their permitted assigns and respective successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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Section 8.10        Severability

. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 8.11        Assignment

. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed; provided, however, that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under this Agreement to Parent or to one or more of Parent's direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 8.12        Remedies

. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

Section 8.13        Specific Performance

. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in Houston, Texas or any Texas state court sitting in Houston, Texas, in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.14        Counterparts; Effectiveness

. This Agreement may be executed in any number of counterparts, all of which will be one and the same agreement. This Agreement will become effective when each party to this Agreement will have received counterparts signed by all of the other parties.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

“TARGET COMPANY” GATEWAY ENERGY CORPORATION
By: /s/Frederick M. Pevow Jr. Name: Frederick M. Pevow Jr. Title: President & CEO

“PARENT” GATEWAY ENERGY HOLDINGS LLC
By: /s/ Frederick M. Pevow, Jr Name: Frederick M. Pevow Jr. Title: President

“MERGER SUB” GATEWAY ACQUISITION LLC
By: /s/ Frederick M. Pevow, Jr. Name: Frederick M. Pevow Jr. Title: President

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ANNEX B

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation", and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation".

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7.;

ANNEX C

Form of Subscription, Exchange and Voting Agreement

See attached.

C-1

Annex D

Annual Report on Form 10-K for the Year Ended December 31, 2012 (As Amended)

D-1

Annex E

Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2013

E-1

Annex F

Quarterly Report on Form 10-Q for the Quarter Ended June 30, 2013